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                                                                    EXHIBIT 10.1


                             MICROSOFT CORPORATION/
                              WORLD TRAVEL PARTNERS
                                SERVICE AGREEMENT

This Service Agreement (the "Agreement") is entered into by and between Microsoft Corporation, a Washington corporation ("MS"), and WorldTravel Partners, L.P., a Georgia Limited Partnership ("WTP") to be effective as of October 9, 1996 ("Effective Date").

WHEREAS, WTP is a fully-appointed ARC/IATA full service travel agency engaged in the general business of arranging, planning, reserving, handling en route changes and ticketing of domestic and international passenger transportation, lodging, car rentals and other ancillary services;

WHEREAS, MS is a leading consumer, business and operating system software developer with one of the best brand names in the world;

WHEREAS, MS has developed a proprietary application for arranging, planning and reserving air, hotel and car rental transactions on the Internet along with other electronic commerce applications;

WHEREAS, MS intends to establish and operate a web site to be marketed as "Expedia," (referred to herein as "MS Travel") providing on-line travel services, using its proprietary application; and

WHEREAS, MS has requested that WTP provide, and WTP has agreed to provide, certain travel fulfillment services and other services to the customers of MS Travel.

NOW, THEREFORE, in consideration of the mutual covenants herein, the parties hereby agree as follows:

1.       WTP Services.

         (a) WTP agrees to provide travel fulfillment, en route assistance, quality control and other services, including without limitation those identified in Exhibit A (the "Services") to customers of MS Travel, on the terms and conditions provided herein in accordance with (i) MS standard customer service policies and procedures as detailed in documentation provided by MS to WTP (including, without limitation, MS policies set forth in Exhibit E), which may be modified by MS from time to time in its sole discretion; and (ii) the performance requirements set forth in Exhibit C. WTP shall have sixty (60) days from the date of its receipt of modifications to any of the foregoing document(s) to conform to modified requirements, as applicable. The parties shall mutually prepare a procedures manual prior to launch and maintain such manual, setting forth detailed procedures to implement the Services.

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[*]  The redacted portions indicated by this symbol are the subject of a confidential treatment request and have been filed separately with the Securities and Exchange Commission.

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         (b)      WTP agrees to subcontract with its Global Travel Management member in Canada, Global Travel Solutions ("GTS") as required for provision of Services in Canada, pursuant to the provisions of Section 11. WTP may also subcontract with its majority-owned subsidiary, World Travel Technologies, L.L.C. ("WTT"), and WTT's division, Online Fulfillment Services ("OFS"), to provide any or all of the Services hereunder. WTP will not otherwise subcontract any of its obligations hereunder without the prior written approval of MS.

         (c) WTP agrees that it shall assign to MS Travel at least one person at the Druid Hills Facility who is qualified by ARC to perform management and/or ticketing functions ("ARC Qualifiers"). Such ARC Qualifiers shall be dedicated to providing only services for or on behalf of MS Travel, and shall not accept telephone calls or other communications or provide any services for any third party product(s) or service(s) without the express written consent of MS.

         (d) WTP shall establish and maintain a separate ARC number or numbers designated as "WTP Doing Business As Microsoft" solely for the provision of Services under this Agreement, which shall remain the property of MS in the event of termination or expiration of this Agreement. WTP agrees to use the ARC and BSP numbers assigned to MS or to WTP (including those numbers assigned to WTP "Doing Business As Microsoft") when providing the Services under this Agreement, and to charge the appropriate travel industry supplier the MS negotiated commission and/or transaction fee when booking reservations, as detailed in Exhibit A, with the exception of certain international itineraries as described in the following Section 1(e). WTP agrees to deposit daily to the MS bank account all transaction fees and/or commissions earned and received on reservations made using the MS ARC and BSP numbers. If WTP or any of its agents, contractors or subcontractors utilize an ARC or BSP number assigned to WTP when booking a reservation for a customer who originally sought a reservation through MS Travel, all supplier transaction fees and/or commissions resulting therefrom shall be promptly transferred to the MS bank account.

         (e) WTP agrees to provide travel fulfillment for travel involving international itineraries (other than for Canada as set forth in Section 1(b) above) as described in Exhibit A. WTP will provide separate accounting for commissions earned on such transactions, as set forth in Exhibit G, and will deposit 60% (sixty percent) of such commissions earned and received, within forty-eight hours of receipt, to the MS bank account.

         (f) WTP agrees to use its best efforts and most capable technical expertise to resolve customer complaints, meeting or exceeding the performance requirements as set forth in Exhibit C. In the event WTP is unable to resolve a problem, WTP may escalate the problem to MS-designated representative(s) in accordance with applicable procedures.

         (g) WTP will operate at least two travel fulfillment facilities as follows (other facilities may be added as mutually agreed by amendment of this Agreement):

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                  (i)      WTP shall provide, maintain and staff a travel
         fulfillment facility in Atlanta at Druid Hills ("Druid Hills Facility") to provide the Services set forth in Exhibit A. MS will provide certain software, hardware, equipment and services as set forth in Exhibit B. MS will own the MS Travel toll-free number and all software and equipment provided by MS at the Druid Hills Facility as described in Exhibit B. WTP will install and maintain all of the software, hardware and telecommunications equipment at the Druid Hills Facility except for the software, hardware and equipment to be provided and maintained by MS. It is understood that MS may request WTP to purchase on MS' behalf software, telecommunications services or equipment which is the responsibility of MS hereunder to provide. In such event, WTP shall invoice MS in connection with the monthly statements provided to MS hereunder and MS shall reimburse WTP for such purchases on the same timetable as MS' payment of the other amounts owing pursuant to such monthly statements.

                  (ii) WTP shall provide, maintain and staff a travel fulfillment facility in Atlanta at Peachtree City ("Peachtree Facility") to provide the Services (other than ARC ticketing) set forth in Exhibit A when the Druid Hills Facility is unable to handle the volume of calls being routed from MS Travel, due to high volume or loss of function of the Druid Hills Facility for any reason. MS will provide certain software, hardware, equipment and services as set forth in Exhibit B, including appropriate telecommunications equipment to route calls from the MS Travel toll-free number to WTP. MS will own the MS Travel toll-free number and the software and equipment provided by MS at the Peachtree Facility as described in Exhibit B. WTP will ensure that the Peachtree Facility is able to provide the full level of Services described in Exhibit A when necessary. WTP will install and maintain all of the software, hardware and equipment at the Peachtree Facility except for the software, hardware and equipment to be provided and maintained by MS. It is understood that MS may request WTP to purchase on MS' behalf software, telecommunications services or equipment which is the responsibility of MS hereunder to provide. In such event, WTP shall invoice MS in connection with the monthly statements provided to MS hereunder and MS shall reimburse WTP for such purchases on the same timetable as MS' payment of the other amounts owing pursuant to such monthly statements.

                  (iii) It is understood that WTP will provide leasehold improvements, telecommunication systems, furniture and fixtures, and proprietary software (such as CoRRe(TM)) and, as between the parties, this software and equipment will be owned by WTP.

                  (iv) WTP will maintain an Automatic Call Distribution ("ACD") system capable of providing the information identified in Exhibit G to MS in a format designated by MS. If WTP changes its current ACD system or adds facilities, WTP will ensure that any such new ACD system is capable of providing the


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        information set forth in Exhibit G. WTP shall provide MS with standard specifications and documentation from its ACD system with respect to the Services provided by WTP under this Agreement.

         (h) WTP will ensure that adequate backup and disaster recovery procedures, including but not limited to the Peachtree Facility, exist to enable its compliance with the terms of this Agreement. If the Druid Hills facility suffers loss of function for more than 24 hours, WTP shall immediately secure from ARC permission to perform ARC ticketing at the Peachtree Facility using the ARC and BSP numbers assigned to MS and to WTP "Doing Business As Microsoft," and shall comply with all conditions or requirements imposed by ARC necessary to obtain such permission. WTP acknowledges that time is of the essence in fulfilling the provisions of this subsection 1(h).

         (i) At MS' discretion, with reasonable advance notice, MS reserves the right to make onsite visits to all sites where WTP provides the Services under this Agreement. In connection with such visits, WTP will provide to MS, as and when required by MS, access for a reasonable number of MS personnel to office premises at the sites equipped with standard office equipment as available to personnel of WTP in proximate offices, at no charge.

         (j) WTP will ensure that all its employees and MS-permitted contractors and subcontractors performing any Services hereunder agree to undertake and successfully complete all training programs provided by MS with respect to the Services as MS in its sole discretion deems necessary to prepare WTP to provide the Services outlined in this Agreement. Training will be conducted at a mutually agreed upon facility where MS shall provide "train-the-trainer" training at no charge to WTP, except that all travel, accommodation and related expenses for WTP employees and employees of contractors or subcontractors shall be the responsibility of WTP, or such contractors or subcontractors, respectively. WTP acknowledges and agrees that as a result of MS providing "train-the-trainer" training, WTP shall be responsible for internal and ongoing training of its personnel after receiving initial "train-the-trainer" training. WTP will designate one (1) ongoing trainer. MS agrees to provide the necessary training materials, for limited duplication, upon request by WTP and following MS approval, to be used by WTP to provide training as required under the terms of this Agreement.

         (k) WTP shall physically isolate the Druid Hills Facility local area network (LAN) used by WTP personnel in the provision of the Services under this Agreement (the "MS Travel LAN") from other LANs maintained by WTP. WTP shall restrict use of the MS Travel LAN solely to WTP personnel providing Services under this Agreement or similar agreements between MS and WTP. WTP agrees to notify MS promptly upon discovery of any breach of security in the MS Travel LAN. The Peachtree Facility LAN will not be similarly isolated; however, all ticketing functions for MS Travel at the Peachtree Facility will be segregated from ticketing for WTP customers pursuant to ARC requirements. WTP shall cause GTS to isolate and restrict the use of the LAN used by GTS personnel in the provision of services in connection with MS Travel.



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         (l)      WTP shall provide MS with customized reports on the Services provided by WTP under this Agreement as specified in Exhibit G, including management reporting and ARC/IATA accounting.

         (m) Nothing contained in this Agreement shall give WTP or its agents or contractors, including GTS, the right to use, modify, reproduce, distribute and/or publish any MS Travel customer records, including without limitation reservations, service records or customer complaints resolved by WTP during the fulfillment of WTP obligations hereunder, all of which shall be considered Confidential Information under Section 10 of this Agreement.

2.     Payment.

         (a) WTP is fully responsible for all costs incurred in providing the Services under this Agreement and all Exhibits hereto, independent of any provision for reimbursement set forth herein, except for those items to be provided by MS as detailed in Exhibit B.

         (b) MS will pay WTP the amounts specified in Exhibit D subject to adjustments, deductions or credits to such amounts as provided for in this Agreement or any Exhibit hereto. WTP will invoice MS Amounts Payable on a monthly basis, on or before the 15th day of the month following the month for which activity is being invoiced, and shall include full documentation supporting such invoice. Payment terms are net fifteen (15) days after receipt of invoice. In the event taxes are required by any U.S. (state or federal) or foreign government to be withheld on payments made hereunder by MS to WTP, MS may deduct such taxes from the amount owed WTP and pay them to the appropriate taxing authority. MS shall in turn promptly secure and deliver to WTP an official receipt for any taxes withheld. MS will use reasonable efforts to minimize such taxes to the extent permissible under applicable law.

         (c) The parties shall undertake a quarterly review of the payment provisions set forth in Exhibit D and the payment terms set forth in Section 2(b) during the initial six (6) months of the terms of this Agreement, to enable flexibility in responding to marketplace conditions and to validate initial cost estimates and cash flow requirements. The parties shall negotiate whether any changes should be made to any provisions of this Agreement or its Exhibits as a result of such review. In the event that, within forty-five (45) days after the end of each such quarter, the parties are unable to agree whether any such changes should be made, then either party, by written notice to the other, may require that the matter be settled by binding arbitration, in accordance with the rules of the American Arbitration Association, and subject to the additional provisions of Exhibit M, which exhibit shall be negotiated and attached hereto no later than October 31, 1996. Any decision rendered in any such arbitration proceeding shall be final and binding on each of the parties hereto immediately following the end of the quarter being reviewed. Nothing herein shall


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prevent the Parties from agreeing to participate in mediation prior to submitting such matter to binding arbitration.

3.       Ownership and License Grants.

         (a) Use of Microsoft Name. This Agreement does not constitute a trademark or service mark license. As of the Effective Date, MS shall be deemed to have granted WTP a non-exclusive, personal, non-transferable, non-assignable, royalty-free license to use the Microsoft(R) name solely in conjunction with answering incoming calls from, making outbound callbacks to, and providing travel documents to MS Travel customers as necessary for providing Services pursuant to the terms of this Agreement. Such license grant shall remain in effect while this Agreement is in good standing, but shall expire at the expiration or earlier termination of this Agreement. Specific additional terms and conditions pertaining to this license grant are set forth in Exhibit H, which is incorporated herein by this reference. WTP shall at no time in any forum identify itself as being an outsource provider for MS, except as approved in writing by MS.

         (b) Customer Information. Except as otherwise provided herein, WTP acknowledges and agrees that the information acquired by WTP in connection with the provision of Services pursuant to this Agreement, including without limitation customer and prospect information, sales information, back office and general ledger data, customer travel reservation and itinerary information, and MS customer lists and updates (including customer names, addresses and telephone numbers) (collectively, "Customer Information") shall be considered proprietary information of MS, including all Customer Information stored using WTP's travel management database reporting application ("TravelMan"), and all right, title and interest in the Customer Information is owned by MS. WTP shall use such Customer Information only as necessary to perform the Services in accordance with this Agreement and shall maintain such Customer Information in strict confidence in accordance with the provisions of Section 10 hereof. Upon request from MS, WTP shall provide MS with any or all Customer Information in WTP's possession. Upon termination or expiration of this Agreement, WTP shall within ten (10) days thereafter provide MS with all documents and materials containing Customer Information (including data stored or maintained in electronic format, whether or not created or stored using TravelMan), together with all other materials and property of MS, which are in its possession or under its control.

         (c) Custom Tools. At the sole discretion of MS, MS may grant WTP a non-exclusive, personal, non-transferable, non-assignable, royalty-free license to access and use certain software tools ("Expedia User Management Tools") developed or to be developed by MS and to be identified from time to time during the term of this Agreement solely for the purpose of assisting WTP in providing the Services to MS customers under this Agreement. Upon the expiration or termination of this Agreement, WTP's license to use the Expedia User Management Tools will automatically terminate.




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         (d)      MS Intellectual Property Rights. MS owns all right, title and interest in and to any software or other intellectual property it provides to WTP during the term of this Agreement, including without limitation the items listed on Exhibit B, any and all Expedia User Management Tools, and training materials. All software so provided shall be used by WTP in accordance with the terms of the End User License Agreement ("EULA") accompanying the software, however, that notwithstanding any provision in a EULA to the contrary, WTP may not transfer any such software so provided.


         (e) WTP Tools. Notwithstanding the foregoing, the parties hereby acknowledge and agree that, as between the parties, WTP shall be the owner of all software tools developed by WTP (or licensed by WTP in the case of CoRRe(TM) and TravelMan), as well as methods and techniques of doing business, including patents, trade secrets and other proprietary rights associated therewith (collectively, "WTP Tools"), during the term of this Agreement for use in providing the Services provided that WTP notifies MS of the existence of the same and also that MS agrees with WTP's assertion in respect thereof (which agreement will not be unreasonably withheld or delayed). WTP Tools include, but are not limited to, WTP's mid-office quality control software (CoRRe(TM)). WTP will customize, or have customized, CoRRe(TM) on a non-exclusive basis for utilization by both Druid Hills Facility and Peachtree Facility for quality control and other electronic travel distribution needs. This proprietary software is being paid for, and licensed by, OFS, from WTP's related entity, Travel Technologies Group, L.P. ("TTG"). Upon termination or expiration of this Agreement, at MS' option and upon, and in full consideration of, payment by MS to WTP of the total amount paid by OFS to TTG pursuant to the End User Software License Agreement between OFS and TTG attached hereto as Exhibit L (exclusive of monthly usage fees and in no event exceeding $[*]) (in the event MS exercises option (i)(A) following) or agreement by MS to pay TTG the license fee and maintenance fee (in the event MS exercises option (i)(B) following), WTP agrees to (i) either, at MS' option, (A) cause OFS to assign to MS for the sole use of MS Travel such End User Software License Agreement with regard to CoRRe, and its enhancements, modifications, improvements and customizations for no additional payment by MS to either OFS or TTG except for the complete assumption of all on-going obligations to TTG, including without limitation on-going payment obligations, under such License Agreement (it being understood that such on-going payment obligations to be assumed shall not exceed the current payment structure as set forth on Exhibit L attached hereto, and that the $[*] per reservation monthly usage fees shall be subject to renegotiation at the time of such assignment) or (B) cause TTG to issue to MS for the sole use of MS Travel a worldwide license to the object code of CoRRe and its enhancements, modifications, improvements and customizations with a fair market value license fee and with a fixed monthly maintenance fee which on an annualized basis shall not exceed fifteen percent (15%) of the license fee; (ii) assign to MS WTP's license agreement for TravelMan for no additional payment by MS to TravelMan's licensor except for the complete assumption of all on-going obligations under the existing license agreement; and (iii) license to MS on a non-exclusive basis all of the other WTP Tools, all in order to permit MS to provide uninterrupted service to its customers. WTP agrees that it will ensure that OFS does not amend
Section 2.2b of the End User Software License Agreement in any way that will lessen MS' rights to assignment of such agreements or increase the fees that will be owed as a result thereby; however WTP agrees to cause OFS



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to review the monthly usage fees in the End User Software License Agreement with
TTG at the time of any assignment and to assist MS in the negotiation of lower fees if commercially reasonable at that time given the experience in using CoRRe during the term of this Agreement. WTP also agrees that it will, for the duration of this Agreement, continue to own or control, directly or indirectly, TTG and OFS; provided, however, that in the event that WTP decides to divest TTG and/or OFS, it shall require the purchaser of any of such entities to assume the obligations imposed on WTP hereunder with respect to the maintenance and assignment of the End User Software License Agreement and/or the license of the CoRRe technology.

         (f) MS Products. MS will provide WTP at no charge with copies of the MS software products as described in Exhibit B ("MS Products"). Effective upon the delivery of the MS Products to WTP, MS shall be deemed to have granted to WTP a non-exclusive, personal, non-transferable, non-assignable, royalty-free license to use the MS Products at the Druid Hills and Peachtree Facilities under the terms of the EULA accompanying each of the Products for the sole purpose of providing Services exclusively to MS customers as provided for under the terms of this Agreement. Notwithstanding the terms of the EULAs accompanying the MS Products, WTP shall be entitled to reproduce a number of copies of the MS Products (including all related documentation) as set forth in Exhibit B. Upon the expiration or termination of this Agreement, WTP's license to use and reproduce such MS Products will automatically terminate, and WTP shall within ten (10) days thereafter either (i) return all copies of the MS Products including all related documentations licensed to WTP pursuant to this Agreement in its possession to MS, (ii) provide written certification to MS signed by an authorized representative of WTP that WTP has destroyed all copies of the Products (including all related documentation) licensed to WTP pursuant to this Agreement in its possession, or (iii) if MS has offered to continue the license of such MS Products to WTP, license such MS Products at their then-current fair market value.

4.      Warranties

        (a)    WTP warrants that:

                  (i) It possesses all necessary authority to enter into this Agreement, and that by so doing it does not violate any other agreements to which it is a party; and

                  (ii) The Services will be performed in a professional manner and shall conform in all material respects with the service requirements set forth in this Agreement including, without limitation, those set forth in Exhibits A and C. WTP shall not knowingly or negligently engage in hidden city ticketing, beyond point ticketing cross-border ticketing and speculative or abusive bookings or other violations of any airlines' Conditions of Carriage, tariffs and other rules and regulations; and


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                  (iii)    The Services will be performed by (i) employees of
         WTP acting within the scope of their employment who have signed confidentiality agreements with WTP (with appropriate acknowledgments of confidentiality) substantially in the form attached as Exhibit K, or (ii) by GTS under written contractual obligations to WTP pursuant to
         Section 11 below, through employees of GTS acting within the scope of their employment who have signed confidentiality agreements with GTS (with appropriate acknowledgments of confidentiality) substantially in the form attached as Exhibit K; and

                  (iv) In providing Services to MS Travel customers and any other persons or entities, WTP shall make no representations nor undertake any obligations on behalf of MS concerning the Services and/or any other MS products or services beyond those expressly made or undertaken by MS Travel and communicated to MS Travel customers on the MS Travel web site. WTP, including all of WTP's employees, temporary employees and contractor GTS pursuant to Section 11 below, shall conform to all applicable laws and government rules and regulations. WTP assumes all responsibility for providing any training that may be required to ensure compliance with such legal requirements. WTP shall offer to MS Travel customers only those Services authorized by this Agreement, advising customers requesting other services that MS Travel does not provide such services, and then documenting and advising MS of all such requests; and

                  (v) Any and all software and materials WTP publishes or uses in providing the Services under this Agreement do not and will not infringe any intellectual property rights owned by MS or any other person or entity including, but not limited to, any copyright, patent, trademark or trade secret; and

                  (vi) Except as otherwise provided in this Agreement, WTP will not reproduce, sell, publish, or in any manner commercially exploit the Microsoft(R) name or any information or derivatives of information acquired in connection with its provision of Services or allow such reproduction, sale, publication or exploitation by any employee or person retained for the purpose of providing such services except as agreed to in writing by MS; and

                  (vii) Prior to the commencement of the work to be performed hereunder and throughout the entire performance by WTP, WTP shall procure and maintain insurance adequate to cover any and all liability which WTP may incur as a result of the performance of work included in this Agreement. Such insurance shall be in a form and with insurers acceptable to MS, and shall comply with the following minimum requirements:

                           (A) Commercial General Liability insurance of the Occurrence Form, with policy limits of not less than Five Million Dollars ($5,000,000.00) combined single limit each occurrence for


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                  Bodily Injury and Property Damage combined, and Five Million
                  Dollars ($5,000,000) Personal and Advertising Injury Limit.

                           (B)      Professional Liability And Errors &
                  Omissions Liability Insurance with policy limits of not less than Five Million Dollars ($5,000,000.00) each claim with a deductible of not more than $25,000.00. Such insurance shall include coverage for infringement of proprietary rights of any third party, including without limitation copyright, trade secret and trademark infringement as related to WTPs performance under this Agreement. Throughout the term of this Agreement, the Professional Liability And Errors & Omissions Liability Insurance retroactive coverage date will be no later than the Effective Date of this Agreement. Upon expiration or termination of this Agreement, WTP will maintain an extended reporting period providing that claims first made and reported to the insurance company within one year after the end of this Agreement will deemed to have been made during the policy period.

         A copy of the certificate of insurance shall be included as Exhibit J. Failure by WTP to furnish certificates of insurance or failure by MS to request same shall not constitute a waiver by MS of any of the insurance requirements set forth herein. WTP shall notify MS in writing at least thirty (30) days advance if WTP's insurance coverage is to be canceled or materially altered so as not to comply with the requirements of this section.

        In the event of such failure on the part of WTP to provide the certificates as requested herein, and in the event of liability or expense incurred by MS as a result of such failure by WTP, WTP hereby agrees to indemnify MS for all liability and expense (including reasonable attorneys' fees and expenses associated with establishing the right to indemnity) incurred by MS as a result of such failure by WTP; and

        (viii) Individuals it places in contact with MS Travel Customer Information or MS Confidential Information shall not have been convicted of a felony as an adult or released from prison within the last seven (7) years.

        (ix) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, WTP AND ITS SUPPLIERS DISCLAIM ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE PRODUCTS AND SERVICES PROVIDED PURSUANT TO THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND (EXCEPT AS SET FORTH IN SECTION 7(c)) NON-INFRINGEMENT.




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         (b)      MS warrants that:

                  (i) Any MS Products supplied, including but not limited to those described in Exhibit B, and any services performed by MS pursuant to this Agreement will, respectively, conform substantially to the relevant product documentation and be performed in a professional manner.

                  (ii) The Expedia User Management Tools do not and will not so infringe any intellectual property rights owned by any other person or entity including, but not limited to, any copyright, patent, trademark or trade secret to the extent that WTP will be required to refrain from using such toots (and MS will not be able to provide substitute technology which reasonably provides the same or similar functionality) with the overall result that WTP will not be able to reasonably perform the Services as intended herein; and

                  (iii) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, MS AND ITS SUPPLIERS DISCLAIM ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE PRODUCTS AND SERVICES PROVIDED PURSUANT TO THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND (EXCEPT AS SET FORTH IN SECTION 7(d)) NON-INFRINGEMENT.

5.       Personnel.

         (a) WTP personnel assigned to MS Travel shall be employees of WTP and not employees of MS and shall remain under the direction and control of WTP, subject to ARC or other regulatory requirements. These WTP personnel shall receive such salaries, compensation and benefits as WTP shall determine. WTP agrees to be responsible for all of its federal and state taxes, withholding, social security, insurance and other benefits, and all salaries, benefits and other costs of such WTP personnel.

         (b) Notwithstanding the foregoing, WTP personnel assigned to MS Travel shall adhere to MS quality control standards as set forth in Exhibit C and be qualified to run an ARC-approved travel agency office. An ARC Qualifier must be present at the Druid Hills Facility to provide Services for MS Travel.

         (c) MS shall have the option to participate in any decisions regarding any assignment of WTP personnel to MS Travel. WTP acknowledges MS' right to require immediate removal and prompt replacement of any WTP or GTS employee, or agent performing WTP's obligations under this Agreement who engages in any conduct prohibited by law or inconsistent with MS policy as set forth in Exhibit E.



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6.       Non-Competition and Non-Solicitation.

         (a) WTP personnel shall not target or solicit MS Travel customers for additional travel business beyond provision of the Services governed by this Agreement, nor shall WTP use information gained in the provision of the Services to compete with MS Travel in providing travel services.

         (b) Notwithstanding the preceding section 6(a), WTP shall not be prohibited from providing services to MS Travel customers who contact WTP independently (other than in conjunction with MS Travel), or whose names appear on mailing lists developed independently of MS Travel or who were customers of WTP prior to the Effective Date.

         (c) MS shall not solicit WTP personnel assigned to MS Travel to work for MS without prior notice to senior management of WTP.

7.       Indemnification.

         (a) WTP General Indemnification. WTP agrees to indemnify, defend, and hold MS harmless from and against any and all claims, actions, demands, and costs, including reasonable attorneys' fees and expenses arising out of or in connection with third party claims as a result of the performance of the Services provided under this Agreement by WTP or its employees, independent contractors or subcontractors and agents, including without limitation GTS ("WTP Indemnified Claims"). Acts for which WTP shall indemnify MS include, but shall not be limited to, representations or obligations undertaken on behalf of MS concerning the Services to customers which exceed the scope of the Services as set forth in this Agreement, any act or omission in violation of any applicable government statutes, laws, rules and regulations or industry rules and regulations; or violation of any airline's Conditions of Carriage, tariffs, or other rules. Omissions for which WTP shall indemnify MS include, but shall not be limited to, failure to report reservation information accurately and promptly to ARC. MS reserves the right to control the defense of any WTP indemnified Claim and to conduct all proceedings or negotiations in connection therewith, and if it so undertakes, all other proceedings or negotiations to settle or defend any such WTP Indemnified Claim shall be at MS' expense, provided that (i) WTP shall have the right to approve of any settlement of any such WTP Indemnified Claim; such approval shall not be unreasonably withheld, and (ii) MS shall be responsible for payment of all attorneys' fees incurred by MS after it his exercised its rights to control the defense. WTP shall pay any and all expenses and other reasonable costs incurred by MS arising in connection with its obligations under this Section 7(a) promptly upon demand.

         (b) MS General Indemnification. MS agrees to indemnify, defend and hold WTP harmless from and against any and all claims. actions, demands, liabilities, and costs, including reasonable attorneys' fees and expenses, arising out of or in connection with third party claims as a result of (i) the business of MS Travel unless arising out of or in connection with circumstances for which WTP is indemnifying MS pursuant to Section.

7(a) above; and (ii) any injuries to the person or property of any MS Travel customer while traveling on an MS Travel itinerary unless arising out of or in connection with the negligence of WTP ("MS Indemnified Claim"). WTP reserves the right to control the defense of any MS Indemnified Claim and to conduct all proceedings or negotiations in connection therewith, and, if it so undertakes, all other proceedings or negotiations to settle or defend any such MS Indemnified Claim shall be at WTP's expense, provided that (i) MS shall have the right to approve of any settlement of any such MS Indemnified Claim, such approval shall not be unreasonably withheld, and (ii) WTP shall be responsible for payment of all attorneys' fees incurred by WTP after it has exercised its right to control the defense. MS shall pay any and all expenses and other costs incurred by WTP arising in connection with its obligations under this Section 7(b) promptly upon demand.

         (c)      WTP Intellectual Property Indemnification.

                  (i) Indemnified Claims. WTP agrees to defend MS against, and pay the amount of any adverse final judgment or settlement to which WTP consents resulting from, any third party claim(s) ("Indemnified IP Claims") that any WTP Tools or any portion thereof, or WTP's provision of any services pursuant to this Agreement, infringes any third party patent, copyright, trademark or trade secret enforceable under the laws of the United States; provided that WTP is notified promptly in writing of the Indemnified IP Claim and has sole control over its defense and settlement, and MS provides reasonable assistance in the defense and/or settlement of such claim.

                  (ii) Exclusions. Notwithstanding Section 7(c)(i) above, WTP shall have no liability for any intellectual property infringement claim (including an Indemnified IP Claim) that arises as a result of
         (i) MS' use of the WTP Tools after a reasonable time from WTP's written notice that MS should cease use of the WTP Tools due to such a claim, provided WTP has delivered a non-infringing substitute that complies with applicable specifications and is capable of being deployed by MS; or (ii) MS' combination of the WTP Tools with a non-WTP product, program or data; or (iii) MS' adaptation or modification of any WTP Tool. For all claims described in clauses (i)-(iii) above of this
         Section 7(c)(ii), MS agrees to defend WTP against, and pay the amount of any adverse final judgment or settlement to which MS consents resulting from, such claims, provided that MS is notified promptly in writing of such a claim and MS has sole control over its defense or settlement, and WTP provides reasonable assistance in the defense and/or settlement of such claim.

                  (iii) WTP' Rights in the Event of Intellectual Property Infringement Claim. In the event WTP receives information concerning an intellectual property infringement claim (including and Indemnified IP Claim) related to the WTP Tools, WTP may at its expense, without obligation to do so, either (i) procure for MS the right to continue to use the alleged infringing release of the WTP Tools, or (ii) replace or modify the release of the WTP Tools to make it non-infringing, and in which case, MS shall thereupon cease use of the alleged infringing release of the WTP Tools.

         (d)      MS Intellectual Property Indemnification.

                  (i) Indemnified Claims. MS agrees to defend WTP against, and pay the amount of any adverse final judgment or settlement to which MS consents resulting from, any third party claim(s) ("Indemnified IP Claims") that the MS Tools or any portion thereof, or MS' provision of any services pursuant to this Agreement, infringe any third party patent, copyright, trademark or trade secret enforceable under the laws of the United States; provided that MS is notified promptly in writing of the Indemnified IP Claim and has sole control over its defense and settlement, and WTP provides reasonable assistance in the defense and/or settlement of such claim.

                  (ii) Exclusions. Notwithstanding Section 7(d)(i) above, MS shall have no liability for any intellectual property infringement claim (including an Indemnified IP Claim) that arises as a result of
         (i) WTP's use of the MS Products or Expedia User Management Tools (the "MS Tools") after a reasonable time from MS' written notice that WTP should cease use of the MS Tools due to such a claim, provided MS has delivered a non-infringing substitute that complies with applicable specifications and is capable of being deployed by WTP; or (ii) WTP's combination of an MS Tool with a non-MS product, program or data; or
         (iii) WTP's adaptation or modification of any of the MS Tools. For all claims described in clauses (i)-(iii) of this Section 7(d)(ii), WTP agrees to defend MS against, and pay the amount of any adverse final judgment or settlement to which WTP consents resulting from, such claims, provided that WTP is notified promptly in writing of such a claim and WTP has sole control over its defense or settlement, and MS provides reasonable assistance in the defense and/or settlement of such claim.

                  (iii) MS' Rights in the Event of Intellectual Property Infringement Claim. In the event MS receives information concerning an intellectual property infringement claim (including an Indemnified IP Claim) related to the MS Tools, MS may at its expense, without obligation to do so, either (i) procure for WTP the right to continue to use the alleged infringing release of the MS Tools, or (ii) replace or modify the MS Tools to make them non-infringing, and in which case, WTP shall thereupon cease use of the alleged infringing release of the MS Tools.

8.      Term and Default.

         (a) This Agreement shall commence as of the Effective Date, and shall continue in force for a period of three (3) years thereafter unless earlier terminated by either party as provided in this Agreement or Exhibits hereto. This Agreement automatically shall be renewed for a further period of one (1) year, unless either party has notified the other party in writing at least 180 days prior to the third anniversary of the Effective Date of its intent not to renew, such renewal to be subject to earlier termination as provided in this Agreement or Exhibits hereto. Any renewal pursuant to this Section shall be on the same terms and conditions as are contained in this Agreement.

         (b) MS may, in its sole discretion, terminate this Agreement without cause with 180 days' notice to WTP. In the event of such termination solely for the convenience of MS, WTP shall be entitled to compensation in accordance with Section 5 of Exhibit D with any reconciling payments to be completed no later than sixty (60) days following such termination. The parties agree that this amount is a fair and reasonable estimate of liquidated damages, and is not intended as a penalty for termination.

         (c) This Agreement may be terminated by either party in the event the other party (the "Other Party" for the purposes of this subsection) materially fails to perform or comply with any material provision of this Agreement and fails to cure such non-performance or non-compliance within thirty
(30) days after receipt of notice thereof, assigns its rights or interest in the Agreement in contravention of Section 14(f) or suspends performance of its obligations as described in Section 14(i) or becomes insolvent or admits in writing its inability to pay its debts as they become due or makes an assignment for the benefit of creditors or if a petition under any bankruptcy act, receivership statute or the like, as they now exist or as they may be amended, is filed by the Other Party or by any third party or an application for a receiver is made by anyone and such application is not resolved favorably to the Other Party within sixty (60) days.

         (d) This Agreement may be terminated by MS pursuant to the provisions of Section 9.

         (e)      Sections 2, 3(b), 3(c), 3(d), 3(f), 4, 5, 6, 7, 8(e), 8(f),
8(g), 10, 11, 12, 13, and 14 of this Agreement shall survive termination for any reason.

         (f)      Upon the expiration or earlier termination of this Agreement,
(i) WTP shall cooperate with MS to assist in the orderly transition of Services to MS, or to any third party as MS may direct, in a professional manner, with no disruption to customer service; and (ii) WTP shall remove all software and equipment provided by MS and shall deliver all such software and equipment to MS, including but not limited to those items detailed in Exhibit B, subject to WTP's possible option to purchase set forth in Section 8(g)(i). Upon MS' request, WTP shall provide "train the trainer" training to MS or a third party or parties, with the cost of the WTP personnel providing the training to be paid by MS.

         (g)      In the event of termination or expiration of this Agreement:

                  (i) MS, at its option, may make available to WTP all or substantially all of the software, hardware and equipment provided by MS at the Druid Hills Facility and Peachtree Facility as described in Exhibit B for purchase (in the case of hardware and equipment) or license (in the case of software). In the event MS offers such items for purchase or license, the price(s) therefor shall be based upon their then-current fair market value.

                  (ii) WTP will make available to MS the leasehold improvements, telecommunication systems, furniture and fixtures, and proprietary software (such as CoRRe(TM) and other WTP Tools) set forth in Section l(g)(iii) for purchase (in the case of equipment and other tangible property) or license (in the case of the software). The purchase price(s) for such items other than software shall be based upon their then-current fair market value. The software shall be licensed or assigned on the terms set forth in Section 3(e).

9.       Default in Performance and Remedies. During the term of this Agreement:

         (a) In the event WTP breaches the provisions of Section 10 or if MS or WTP receives a notice of complaint from ARC as a result of WTP's acts or omissions, such breach will justify termination for cause, and MS may terminate this Agreement immediately with no further obligation to WTP.

         (b) In the event WTP fails to meet the performance requirements as specified in this Agreement and in Exhibit C (the "Service Process Requirements"), MS shall give WTP notice of such non-compliance and WTP shall have 24 hours after receipt of such notice to correct such non-compliance.

         (c) In the event there is a continued failure by WTP to meet the Service Process Requirements, and MS has not terminated WTP for its first failure to meet these requirements, WTP shall, at MS' request, provide a corrective action plan within forty-eight (48) hours, including training and staffing plans, to MS for approval. MS shall review and approve such corrective action plan or provide required changes to WTP within five (5) business days from its receipt of such plan.

         (d) In the event the Service Process Requirements are not met by WTP within the time period set forth in any corrective action plan, as approved or changed by MS, MS shall have the option to require WTP to pay MS an amount equaling 15% of average daily gross revenues earned by WTP pursuant to this Agreement (such average to be based upon the period commencing on the later to occur of the launch of MS Travel or the Effective Date and ending as of the date of MS' exercise of its option to collect liquidated damages pursuant to this
Section 9(d), as liquidated damages and not as penalty, for each additional day WTP fails to meet such Service Process Requirements. Such accrual of liquidated damages shall terminate upon the termination or expiration of this Agreement; however, the obligation to pay such accrued liquidated damages shall continue until paid.

         (e) In the event the Service Process Requirements are not met by WTP within the time period set forth in any corrective action plan, as approved or changed by MS, MS shall have the right to terminate this Agreement for cause, with no further obligation to WTP under this Agreement.

        (f) Any liquidated damages described in this section shall be deducted from amounts due to WTP under Section 2 and Exhibit D. WTP shall pay directly to MS any liquidated damages in excess of such amounts due.

        (g) The Service Process Requirements set forth in Exhibit C will be reviewed at the end of the first three months after the launch of MS Travel and the parties shall consider appropriate revisions thereto.

        (h) All remedies set forth in this section shall be in addition to and not in lieu of any other remedies available to MS under this Agreement at law or in equity.

10.      Confidentiality and Publicity.

        (a) MS and WTP agree that the terms of the Non-Disclosure Agreement executed by the parties, dated and attached hereto as Exhibit I shall be deemed incorporated herein, and further, that all terms and conditions of this Agreement shall be deemed Confidential Information as defined in such Non-Disclosure Agreement.

         (b) The parties acknowledge that monetary damages may not be a sufficient remedy for unauthorized disclosure or use of Confidential Information and that the parties may seek, without waiving any other rights or remedies, such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

         (c) WTP shall not issue any press release or advertising concerning WTP's relationship with MS and the Services hereunder, without MS' written pre-approval.

11. Services in Canada. WTP will subcontract with GTS to provide Services in Canada.

         (a) The contract between WTP and GTS will require GTS to perform a subset of the Services described in Exhibit A sufficient to enable WTP to offer all Services described in Exhibit A, including without limitation the provision to WTP Of sufficient reports to support WTP's reporting obligations under
Section 1(1) of this Agreement.

         (b) MS will compensate WTP for the Services provided in Canada using the event-based fee schedule in Exhibit D. WTP will be solely responsible for any payments or other compensation provided to GTS for the Services provided by GTS to support MS Travel in Canada.

         (c) The contract between WTP and GTS shall require GTS to comply with obligations substantially similar to those imposed on WTP by Section 10 above; further, any such agreement shall expressly provide that MS is a third party beneficiary of such agreement with rights to enforce such agreement. Finally, WTP warrants and represents that it will ensure that GTS will perform any services in accordance with the service and performance requirements set forth this in this Agreement including, without limitation, those set forth in all Exhibits attached hereto, and abide by all other terms and conditions of this Agreement.

12. Notices and Requests. All notices, authorizations, and requests in connection with this Agreement shall be deemed given on the day they are (i) deposited in the mail, postage prepaid, certified or registered, return receipt requested; or (ii) sent by air courier, charges prepaid, with a confirming telefax; or (iii) transmitted, if transmitted by facsimile, and addressed as follows:

Notices to WTP:

               WORLDTRAVEL PARTNERS
               1055 Lenox Park Blvd., Suite 400
               Atlanta, GA 30319

               ATTN Danny Hood
               Phone: (404) 841-6600
               Fax: (404) 814-2983

        With a copy to: Demme Wiggim

Notices to MS:

               MICROSOFT CORPORATION
               One Microsoft Way
               Redmond, WA 98052-6399

               ATTN: Travel Product Unit Manager
               Phone: (206) 882-8080
               Fax: (206) 936-7329

        With a copy to: Travel Operations Manager

        With a copy to: Law & Corporate Affairs

or to such other address as the party to receive the notice or request so designates by written notice to the other.

13. Audit. WTP shall keep all usual and proper records relating to its compliance with the terms of this Agreement. MS reserves the right to, through the use of a mutually agreed to independent auditor, audit WTP's systems and records specifically related to this Agreement during the term of this Agreement and for a period of three years thereafter, provided that such audit(s) shall be conducted during normal business hours in such a manner as not to interfere unreasonably with the operations of WTP. Audit expenses shall be paid by MS unless material discrepancies are disclosed by the audit, in which case audit expenses shall be paid by WTP. MS' audit rights referred to in this section shall be reasonable in scope, but will be of an expansive scope if MS' audit reveals material discrepancies.

14.      General.

         (a) This Agreement shall be construed and controlled by the laws of the State of Washington, and WTP consents to jurisdiction and venue in the state and federal courts sitting in the State of Washington. Process may be saved on either party by US Mail, postage prepaid, certified or registered, return receipt requested, or by such other method as is authorized by law.

         (b) Neither this Agreement, nor any terms or conditions contained herein, shall be construed as creating a partnership, joint venture, agency relationship, employer/employee relationship or franchise.

         (c) This Agreement, including all Exhibits attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications with respect to the subject matter hereof, with the exception of the Non-Disclosure Agreement between the parties referenced herein. This Agreement shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of WTP and MS by their respective duly authorized representatives.

         (d) No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent, or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

         (e) If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect.

         (f) The rights and obligations hereunder shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, provided any rights or obligations hereunder shall not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, if WTP is reorganized into another form of entity with the effect that the new entity owns substantially all of the current assets and business of WTP and that the new entity is controlled by the same person(s) as currently control WTP, this Agreement may be assigned to such new entity without prior written consent of MS.

         (g) In any suit or action to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party will be entitled to recover its costs, including reasonable attorney's fees.

         (h) The section headings herein are for the convenience of the parties and shall not be deemed to supersede or modify any provisions.

         (i) If either party is unable to perform under this Agreement due to circumstances or causes beyond its control, and which could not by reasonable diligence have been avoided, such party shall have the option, without liability, of suspending performance of its obligations under this Agreement for the duration of such contingency upon written notice to the other party. However, either party may terminate this Agreement upon written notice to the other party in the event that such other party has suspended performance of its obligations under this Agreement for more than thirty (30) days.

         (k) This Agreement does not constitute an offer by MS and shall not be effective until signed by both parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MICROSOFT CORPORATION                      WORLDTRAVEL PARTNERS, L.P.
One Microsoft Way                          1055 Lenox Park Blvd., Suite 400
Redmond, WA 98052-6399                     Atlanta, GA 30319


/s/ John Neilson                           /s/ Danny B. Hood
----------------------------               ------------------------------------
By                                         By

John Neilson                               Danny B. Hood
----------------------------               ------------------------------------
Name (print)                               Name (print)


Vice President                             President - Corporate & Technology
----------------------------               ------------------------------------
Title                                      Title

                             EXHIBIT A - SERVICES


WTP will provide the following travel services (the "Services"):

SERVICE                                         DESCRIPTION
-------                                         -----------
1.  Take call                                   Answer incoming call from MS travel
                                                customer who has made a reservation using
                                                MS Travel but has not completed the
                                                reservation, or from MS Travel customer in
                                                need of en route travel assistance.

2.  Complete reservation                        Obtain any additional information required
                                                from MS Travel Customer, including any
                                                necessary billing information; book travel
                                                reservation using ARC and BSP numbers
                                                assigned to MS or to WTP (including but not
                                                limited to those numbers assigned to WTP
                                                "Doing Business As Microsoft"); validate
                                                reservation and obtain confirmation from
                                                travel supplier.

3.  Issue air travel tickets                    Issue ARC or BSP tickets for airline travel
                                                purchased by MS Travel customer.

4.  Distribute travel documents                 Prepare itinerary for MS Travel customer
                                                showing all travel reservations and
                                                purchases; distribute and deliver to
                                                customer with any tickets issued via
                                                carrier pursuant to Exhibit C, Section 3.

5.  Assist traveler                             Make any necessary changes to reservation;
                                                facilitate exchanges, refunds, rebookings,
                                                and cancellations in the event of travel
                                                interruption for any reason.

6.  Perform ARC/IATA Accounting                 Report to ARC and/or IATA weekly (or on a
                                                more frequent basis if required or
                                                permitted by ARC/IATA) all ARC/IATA
                                                transactions to enable payment of
                                                commissions to MS; provide copies to MS.

7.  Invoice deferred payment travel             Cooperate with DESIGNATED CRS(S) to
    suppliers (non-air)                         prepare invoices on behalf of MS to car
                                                rental companies, hotels, and any other
                                                travel suppliers who are paid directly by MS
                                                Travel customer at time of travel, using the
                                                MS-negotiated commission/event fee.

8.  Collect payments from deferred              Operate a lockbox for receipt of
    payment travel suppliers                    commissions/transaction fees from deferred
                                                payment travel suppliers.

9.  Reconcile deferred payment                  Reconcile commissions/transaction fees
    commissions/transaction fees                received from deferred payment travel
                                                suppliers with reservation records.

10. Account for WTP-assigned MS Travel          Account for MS Travel reservations booked
    commissions                                 using WTP ARC or BSP numbers; include
                                                commissions/transaction fees so earned in
                                                amounts deposited daily to the MS bank
                                                account.

11. Account for international travel            Account for international or other "split
                                                ticketing" transactions from MS Travel
                                                customers referred to WTP outside the U.S.
                                                domestic airline GDS systems; include 60%
                                                of commissions so earned in amounts
                                                deposited daily to the MS bank account.

12. Remit commissions/transaction fees to       Deposit daily the commissions/transaction
    MS                                          fees earned for MS Travel reservations,
                                                including the MS portion of international
                                                travel reservations, into the MS bank
                                                account.

13. Perform reservation quality control         Utilize CoRRe(TM) and/or other quality
                                                control systems to maintain reservation
                                                quality standards pursuant to Exhibit C, to
                                                obtain seat assignments, and to provide
                                                international travel immunization and visa
                                                requirements; provide manual quality
                                                control at time of ticketing for manual
                                                reservations.

14. Provide Services in Canada                  Contract with GTS to provide travel
                                                services in Canada.

15. Provide full accounting                     Prepare and submit reports to MS pursuant
                                                to Exhibit G.


                          EXHIBIT B - MS DELIVERABLES


1. MS will provide the following equipment to be used by WTP for the sole purpose of providing the Services under this Agreement:

         (a)  Thirteen (13) PC workstations to be used at Druid Hills Facility;

         (b) Two (2) network servers, one each for Druid Hills Facility and Peachtree City Facility.

         (c) Telecommunications equipment sufficient to provide connectivity to Redmond from each Facility for access to Expedia User Management Tools; and

         (d) Four (4) GB Server workstations with mirrored drives for TravelMan.

2. MS will provide the following software products to be used by WTP for the sole purpose of providing the Services under this Agreement:

         (a) Two (2) complete CD-format packages of Microsoft Windows '95, one for each Facility;

         (b) Thirty-five (35) licenses for Windows '95, to be distributed between the two facilities;

         (c)  Microsoft Internet Browser for each workstation at each facility;

         (d)  Microsoft Mail Client for each workstation at each facility;

         (e)  Access and connection to Redmond to Expedia User Management Tools.

3. MS will provide the following services to assist WTP in providing the Services under this Agreement:

         (a) Installation and maintenance of all equipment and software described in the preceding Sections 1 and 2 of this Exhibit B;

         (b) Train-the-trainer training on each software product described in Section 2 of this Exhibit B, and for Expedia User Management Tools.

4. In addition to the equipment, software and services provided above, MS will pay for the following items used by WTP for the sole purpose of providing the Services under this Agreement:

         (a) Paper consumables and U.S. Postal Service postage (WTP will purchase directly and back-bill MS on the monthly invoice submitted pursuant to Section 2 of this Agreement);

         (b) Establishment and per-minute charges for the toll-free telephone number used by MS Travel customers to reach WTP;

         (c) Overnight and expedited delivery of travel documents to MS Travel customers (MS will provide airbills to be used by WTP);

         (d) QuikTix Services or similar services, provided that WTP shall provide all back-office accounting and phone and e-mail customer support;

         (e)  Credit card clearing services;

         (f) Establishment and maintenance of the lockbox and bank account to be used by WTP as described in Exhibit A.

Additional equipment and software products to be provided MS will be mutually agreed upon as necessary to handle volume growth.

                    EXHIBIT C - SERVICE PROCESS REQUIREMENTS


WTP will provide sufficient staff to meet the following requirements and standards:

1.   With regard to MS Travel Customers


     (a)  [*]% of calls answered in [*] seconds or less;

     (b)  Call backs in [*] or less;

     (c) [*]% of customers "very satisfied" with service, based on surveys using measures to be agreed upon by the parties;

     (d)  Written report within [*] days when research is required;


     (e) Formalized escalation procedures and call scripts to be agreed upon by the parties.

2.   With regard to MS


     (a)  Response to requests from MS Operations Manager within [*] hours;

     (b)  Sales volume and revenue amounts available on a [*] basis.


3.   With regard to travel document delivery

     (a)  Same day as flight: ETDN or E-Ticket (where applicable)

     (b)  1 day before flight: ETDN or E-Ticket (where applicable)

     (c) 2 days before flight: ETDN, E-Ticket, overnight service (priority or 2 day if applicable)

     (d)  3 days before flight: E-Ticket, overnight service/2 day

     (e)  4 - 10 days before flight: E-Ticket, overnight service/2 day

     (f)  10+ days before flight: E-Ticket, US Mail

These delivery schedules are subject to change pursuant to the procedures manual to be prepared and maintained as set forth in Section 1(a) of the Agreement.

                              EXHIBIT D - PAYMENTS


1. COMPONENTS OF WTP COMPENSATION: MS will compensate WTP for providing the Services, including those set forth in Exhibit A based on the following components: (a) Retail Event Fees; (b) One Time Implementation Fee; and (c) Fixed Cost Protection Amounts. Each of these components is subject to all conditions and restrictions as set forth in this Agreement and in this Exhibit D.

2.   DEFINITIONS

     (a)  "TA/CSR" means a WTP travel agent or customer service representative.

     (b) "CRS" means a commercial computer reservation service, such as Worldspan, Sabre, or Apollo/Galileo.

     (c) "NP" means a non participating CRS airline, hotel, or car rental company.

     (d) "Event" means any activity where WTP receives compensation from MS due to back office processing and/or TA/CRS time.

     (e) "Event Class" means a group of one or more Events that incur similar back office processing costs.

     (f)  "Event Cost" means a back office processing cost for an Event.


     (g) "TA/CSR Cost" means a back office cost for the number of minutes of TA/CSR time necessary for any Event.

     (h) "Management Fee" means an additional compensation payable at 25% of the Event Costs and TA/CSR Costs. This Management Fee is already included in the amounts listed in the Retail Event Matrix set forth in Attachment 1.

     (i) "Event Class Fee" means the Event Costs plus the applicable Management Fee for an Event Class.

     (j)  "TA/CSR Fee" means the TA/CSR Costs plus the applicable Management
          Fee.

     (k) "Retail Event Fee" means the total compensation payable per Event, which includes the Event Costs, TA/CSR Costs and the Management Fee.

     (l) "Event Class A" means Events for Air Tickets, PNR rejected and Traditional TA events (manual bookings made with CRS participating suppliers).

     (m) "Event Class B" means Events for airline: lost tickets, exchange tickets, void tickets, refund tickets, and debit memos.

     (n) "Event Class C" means Events for hotel and/or car reservations that require documentation.

     (o) "Event Class D" means an Event for a manual booking made for a NP travel agent airline ticket.

     (p) "Event Class E" means an Event for a manual booking made for a NP hotel or car company, a NP Etix air ticket, or a NP ticket-less air booking.

     (q) "Event Class F" means an Event for travel supplier commission collection.

     (r) "Event Class G" means an Event for quality control of a hotel or car reservation.

     (s) "Event Class H" means an Event for the handling and responding of customer service email inquiries through email.

          (t) "Air Tickets" means an Event for bookings for air travel process electronically through the MS automated reservation system without intervention of a TA/CSR. Costs cover printing, ticket packaging, accounting and reporting ("back office functions").
          (u) "PNR Rejected" means an Event for a rejection by the CRS after the electronic booking has been made, due to airline schedule change(s). The TA/CSR will correct the booking and communicate the correction to the traveler via phone. Costs cover TA/CSR minutes and all back office functions.
          (v) "Lost Tickets" means an Event for processing a lost airline ticket application, including TA/CSR minutes and all back office functions.
          (w) "Exchange Tickets" means an Event for processing a new air ticket in exchange for a previously issued ticket. Costs cover TA/CSR minutes and all back office functions.
          (x) "Void Tickets" means an Event for voiding an air ticket which was issued but not delivered. Costs cover TA/CSR minutes and all back office functions.
          (y) "Refund Tickets" means an Event for voiding an air ticket which was issued and delivered. Costs cover TA/CSR minutes and all back office functions.
          (z) "Debit Memo" means an Event for processing an airline debit memo, resulting from incorrect pricing from either the electronic reservation system or the CRS. Costs include all back office functions.
          (aa) "Hotel Change/Cancel" means an Event for processing changes or cancellations to hotel reservations. Costs include TA/CSR minutes and all back office functions.
          (bb) "Car Change/Cancel" means an Event for processing changes or cancellations to car reservations. Costs include TA/CSR minutes and all back office functions.

     3.   RETAIL EVENT FEES.

                    WTP will reduce the Retail Event Fees in the event that event thresholds are reached during the term of this Agreement. For purposes of this calculation, the first year will begin on the announced launch date for the MS Travel Service and will include events accumulated during "Alpha" and "Beta" test periods preceding such launch date. The reduced Retail Event Fees will take effect at the date the threshold is met. Retail Event Fees are set forth on Attachment 1.

          Events and cost per event shall be added to Attachment 1 as agreed to by the parties.


     4. ONE-TIME IMPLEMENTATION FEE. In addition to the Retail Event Fees payable pursuant to the preceding sections, MS will pay WTP a one-time implementation fee of $[*], pursuant to Section 2(b) upon execution of this Agreement. In the event the MS Travel Event count volume reaches [*] Events during the first full year following launch of the MS Travel Service (the Event count to also include the Alpha and Beta test periods prior to such launch), WTP will reimburse $[*] in the first month following the end of the first full year following launch of the MS Travel Service.

      5. FIXED COST PROTECTION AMOUNTS. In the event the total Retail Event Fees payable to WTP pursuant to the Retail Event Fee Matrix in Section 3 of this Exhibit D during each of the following Service Periods do not exceed the Fixed Cost Protection Amounts corresponding to that Service Period, MS will relinquish to WTP the difference by which the Fixed Cost Protection Amounts as listed below exceed such fees payable. Payment and reconciliation shall work as follows: "Alpha" and "Beta" amounts will be paid by MS to WTP pursuant to Section 2(b) upon execution of this Agreement. Should total Retail Event Fees exceed the Fixed Cost Protection Amounts corresponding to that Service Period, MS will deduct the Fixed Cost Protection Amount from the monthly compensation payable to WTP after such event occurs pursuant to
          Section 2 of this Agreement titled "Payments". In the event that total Retail Event Fees do not exceed the Fixed Cost Protection Amounts corresponding to that Service Period, WTP shall retain the portion of the Fixed Cost Protection Amount which represents the difference between the Fixed Cost Protection Amount and the total Retail Event Fees for such Service Period, and shall reimburse MS the remainder of the Fixed Cost Protection Amount (which remainder should equal the total Retail Event Fees for such Service Period). Payments under
          Section 5 of this Exhibit D are not affected by, nor do they affect, compensation payable to WTP under this Exhibit D other than Retail Event Fees, or any other payment described in this Agreement or its Exhibits.


          SERVICE PERIOD                           FIXED COST PROTECTION AMOUNT
              "Alpha" Test as designated by MS              $[*]
              "Beta" Test as designated by MS               $[*]


     6. CREDITS: Any payments due WTP pursuant to this Exhibit D may be reduced by the amount of any payment then due MS from WTP as provided in this Agreement or any Exhibit hereto.

                      ATTACHMENT 1 TO EXHIBIT D - PAYMENTS


A.   Event Class Fees and TA/CSR Fees to be used to calculate Retail Event Fees:


                                             TOTAL ANNUAL EVENTS

                         EVENT         0             [*]            [*]
                         CLASS         TO             TO            AND
                                      [*]            [*]          HIGHER
Event Class Fee            A         $[*]           $[*]           $[*]
Event Class Fee            B         $[*]           $[*]           $[*]
Event Class Fee            C         $[*]           $[*]           $[*]
Event Class Fee            D          TBD*           TBD*           TBD*
Event Class Fee            E          TBD*           TBD*           TBD*
Event Class Fee            F          TBD*           TBD*           TBD*
Event Class Fee            G         $[*]           $[*]           $[*]
Event Class Fee            H         $[*]           $[*]           $[*]

TA/CSR Fee per minute                $[*]           $[*]           $[*]


    *To be determined promptly after the expiration of six months after the Effective Date.


B. Agreed-Upon Retail Event Fees for Specified Events. For each such specified Event, the Retail Event Fees shall be as indicated irrespective of actual back office processing costs or TA/CSR minutes for any such event.

                               RETAIL EVENT FEES

                                                 TOTAL ANNUAL RETAIL EVENTS

EVENT                  EVENT    TA/CSR        0              [*]            [*]
                       CLASS    MINUTES       TO              TO            AND
                                             [*]             [*]           HIGHER
Air Tickets              A       [*]         $[*]           $[*]           $[*]
PNR Rejected             A       [*]         $[*]           $[*]           $[*]
Lost Tickets             B       [*]         $[*]           $[*]           $[*]
Exchange Tickets         B       [*]         $[*]           $[*]           $[*]
Void Tickets             B       [*]         $[*]           $[*]           $[*]
Refund Tickets           B       [*]         $[*]           $[*]           $[*]
Debit Memo               B       [*]         $[*]           $[*]           $[*]
Hotel Change/Cancel      C       [*]         $[*]           $[*]           $[*]
  with document
Hotel Change/Cancel              [*]         $[*]           $[*]           $[*]
  without document
Car Change/Cancel        C       [*]         $[*]           $[*}           $[*]
  with document
Car Change/Cancel                [*]         $[*]           $[*]           $[*]
  without document
Hotel Reservation QC     G       [*]         $[*]           $[*]           $[*]
Email Inquiries          H       [*]         $[*]           $[*]           $[*]

                             EXHIBIT E - MS POLICIES

INTRODUCTION

The following code of conduct is not a contract. It is intended solely to provide general guidance to vendors and their representatives to assist them in functioning smoothly and efficiently while performing work for Microsoft.

Microsoft is committed to promoting a positive work environment. We expect our vendors and their employees, agents, and subcontractors (collectively, "representatives") to adhere to the same standards of conduct and behavior that we expect form our own employees while you and your representatives are on Microsoft property or doing business with Microsoft.

The information outlined below is important and should be read carefully. All third party vendors will be required to educate and, when appropriate, train their representatives to ensure they are aware of Microsoft's expectations regarding their behavior and the consequences of any breaches of Microsoft policies.

The policies summarized below are non-exhaustive, and there may be other conduct not specifically listed that would be unacceptable. Microsoft expects that vendors and their representatives will conduct themselves in a professional manner at all times while on Microsoft property or while doing business with Microsoft. Microsoft may require the immediate removal of any vendor representative who behaves in a manner that is unlawful or inconsistent with any Microsoft policy, or that is otherwise deemed harmful to Microsoft's business.

E-MAIL

Electronic mail, or e-mail, provides an easy-to-use, efficient means of communicating. The following guidelines for preparing and sending e-mail are designed to ensure that each vendor and its representatives use the e-mail system in an appropriate manner.

E-mail may not be used as a forum for political, religious, or other debates, or as a form of entertainment (for example, chain letters). Use of e-mail must be limited to Microsoft business. All e-mail group aliases (a pre-defined group of users) must be for Microsoft business.

To informally exchange information over the computer on a variety of topics, use the Microsoft Bulletin Board system.

Microsoft e-mail names are confidential. Do not give e-mail names to anyone outside of Microsoft. Do not share your password with anyone, attempt to gain access to anyone else's e-mail account, or use another's e-mail account without permission.

Microsoft prohibits obscene, profane, or otherwise offensive material from being broadcast across the Microsoft network.

NON-SOLICITATION POLICY

Microsoft wants to provide a work environment that allows all employees, and all vendors and their representatives to complete their tasks with the least amount of disruption. Accordingly, vendors, their representatives, and any other non-Microsoft employees are not allowed (while on Microsoft property or while using Microsoft owned equipment) to engage in solicitation or distribution of literature. This policy prohibits soliciting or handing out materials for any purpose.

WTP ACCESS TO INFORMATION AND PROPERTY

E-mail and its contents, as well as any other data stored on or transmitted by Microsoft-owned equipment, is the property of Microsoft and may be accessed by Microsoft at any time. Accordingly, the content of e-mail, voice mail, and similar data should not be regarded as protected by any personal right of privacy.

Additionally, in order to evaluate and improve customer service, Microsoft may monitor, as necessary, the telephone calls of vendors and their representatives who work in customer service positions.

Any facilities or equipment, including but not limited to offices, desks, computers, electronic media, motor vehicles, or lockers used by vendors and their representatives while on Microsoft property or while conducting Microsoft related business, may be accessed by Microsoft as needed. Accordingly, you should not consider protected by any personal right of privacy anything brought onto or stored on Microsoft property stored on Microsoft equipment, or used while working on Microsoft related business. Any Microsoft property used by vendors and their representatives while performing Microsoft related business remains the property of Microsoft.

GIFTS

Microsoft employees cannot accept payments of any amount or gifts or favors valued in excess of $100 from persons or firms with which we have business dealings, unless prior approval is obtained from a vice president or more senior company official. Accordingly, you and your representatives should refrain from giving to Microsoft employees gifts with a value of more than $100.

INSIDER TRADING

All Microsoft employees, agency temporaries, independent contractors, and vendor representatives are considered "insiders" for the purposes of state or federal securities laws that prohibit insider trading. As an insider, no vendor nor vendor representative may buy or sell Microsoft's or another company's stock when in possession of information about Microsoft or another company that is not available to the investing public and that could influence an investor's decision to buy stock.

New insider-trading laws carry stiff penalties, and the Securities and Exchange Commission (SEC) has a mandate to enforce these laws aggressively. Because of Microsoft's visibility and the volatility of our stock, Microsoft is carefully watched by the SEC. The Company can be negatively affected by insider trading and may terminate the services of, or refuse to do further business with, anyone found to have engaged in illegal insider trading.

PROPER USE OF SOFTWARE

The unauthorized duplication and use of software and/or documentation by Microsoft vendors or contractors is a violation of the copyright laws of the United States and all the other countries in which Microsoft Corporation and its subsidiaries maintain offices. This applies equally to Microsoft software, whether a Beta or a final version, and to non-Microsoft software. Violation of copyright laws can subject vendors and Microsoft to liability for significant civil and criminal penalties. In addition, Microsoft devotes considerable resources around the world to educate software users about their obligation to use and manage software properly. In order for this effort to be effective and benefit the software industry, Microsoft must lead by example.

The following practices, unless granted by a specific license, are among those prohibited by this policy:

     Making additional copies of third-party software products for your use on other computers.
     Making copies of software (third-party or Microsoft) for friends or associates.
     Distributing software over a network.
     Providing copies of software to bulletin board services

Helpdesk maintains a list of software products that have been licensed to Microsoft for network use or on a site-license basis. Each department that acquires third-party software is responsible for retaining proof of proper licensing of that software, such as end user license agreements, original disks and manuals, and receipts. If you have questions regarding the terms of any third-party license agreement, contact Law and Corporate Affairs.

Failure to follow this policy can result in action against the vendor and its representatives, including termination of the vendor representative's services and/or termination of Microsoft's contract with the vendor.

CONFIDENTIALITY

All information supplied by Microsoft to vendors and their representatives should be regarded as confidential unless otherwise notified. Vendors and their representatives are not authorized to speak to the press on Microsoft's behalf, unless expressly authorized to do so by Microsoft's Public Relations group. Prior to performing any work for Microsoft, all vendors will be required to sign a contract that includes a nondisclosure agreement.

VENDOR STANDARDS


Microsoft expects its chosen vendors to operate in the best interest of the company at all times. It is expected that all equipment, manpower & services will be provided at the highest quality level while maintaining flexibility and cost effectiveness.

It is the responsibility of the vendor to inform its Microsoft contact (or a member of Microsoft management) when situations develop that require the vendor to operate in direct violation of the guidelines set forth in this document.

Additionally, in the event a Microsoft employee has a relationship (spouse or other family relation, friend, domestic partner, etc.) with a vendor that might create a conflict of interest or the appearance of a conflict of interest, Microsoft senior management approval is required prior to contracting for the services of said vendor.

                          EXHIBIT F - WTP DELIVERABLES


In addition to the Services to be provided by WTP pursuant to Section 1 and Exhibit A of this Agreement, WTP shall provide the following:

1. Establishment and maintenance of CRS equipment and connectivity to the Peachtree Facility;

2. IVR phone prompting and reporting (MS reserves the right to assume this responsibility), including call overflow capabilities to auxiliary facilities;

3. General ledger/back office accounting system sufficient to provide reports as set forth in Exhibit G and otherwise to provide the Services as set forth in this Agreement;

4. A copy of travel agency management reporting software used to provide reports specified in Exhibit G, to be provided to MS, as well as access to the Travel Agency Management Reporting Software;

5. Storage of agent coupons, voids, ARC sales reports, agent sales summaries, settlement authorization forms, and other necessary forms;

6.   Risk assessment services for international travel;

7. Development of CoRRe to support email capability per TTG development specifications.

8.   CRS scripts to increase agent productivity.

9. Equipment to dynamically change IVR recording and equipment to play "hold" advertising.

                     EXHIBIT G - WTP REPORTING REQUIREMENTS

                                  See Attached

                          TELEPHONE PERFORMANCE REPORT


DAY                                              DATE    [   *   ]     [   *   ]     [  *  ]    [  *  ]
---                                             ------   ---------   -------------   --------   -------
Friday........................................   1-Nov    021               81           93       62
Saturday......................................   2-Nov    113               99           94       68
-------------------------------------------------------------------------------------------------------
Part Week.....................................            215               90         93.5       68
-------------------------------------------------------------------------------------------------------
Sunday........................................   3-Nov     94              145           91       62
Monday........................................   4-Nov     87              305           81       94
Tuesday.......................................   5-Nov    146              146           87       69
Wednesday.....................................   6-Nov    413              161           89       71
Thursday......................................   7-Nov    199               81           98       70
Friday........................................   8-Nov    154               99           96       62
Saturday......................................   9-Nov    216              145           93       61
-------------------------------------------------------------------------------------------------------
                                                         1309           154.57        90.71       94
-------------------------------------------------------------------------------------------------------
Sunday........................................  10-Nov    102              305           82       62
Monday........................................  11-Nov     99              146           89       94
Tuesday.......................................  12-Nov    172              161           88       69
Wednesday.....................................  13-Nov     87               81           99       71
Thursday......................................  14-Nov     96               99           97       70
Friday........................................  15-Nov    109              145           89       62
Saturday......................................  16-Nov    201              305           82       61
-------------------------------------------------------------------------------------------------------
                                                          866           177.43        89.43       71
-------------------------------------------------------------------------------------------------------
Sunday........................................  17-Nov    146              146           89       62
Monday........................................  18-Nov    149              161           88       77
Tuesday.......................................  19-Nov    102               81           95       69
Wednesday.....................................  20-Nov     99               99           96       71
Thursday......................................  21-Nov    121              145           89       70
Friday........................................  22-Nov    201              305           86       62
Saturday......................................  23-Nov    144              146           91       61
------------------------------------------------------------------------------------------------------
                                                          962           154.71        90.57       77
------------------------------------------------------------------------------------------------------
Sunday........................................  24-Nov    179              161           88       62
Monday........................................  26-Nov    205               81           99       94
Tuesday.......................................  27-Nov    184               99           98       69
Wednesday.....................................  28-Nov     99              145           89       71
Thursday......................................  29-Nov     86              305           89       70
Friday........................................  30-Nov    209              146           89       62
------------------------------------------------------------------------------------------------------
Part Week.....................................            962           156.17        91.80       94
------------------------------------------------------------------------------------------------------
Total Call....................................           4314                            85

                              WORLDTRAVEL PARTNERS
                          ONLINE FULFILLMENT SERVICES


MICROSOFT CORPORATION                                                          MS SKU #......
One Microsoft Way                                                              Invoice Date:    9-Nov-96
Redmond WA 98052-6399                                                          Billing Period     Oct-96
Attn: Angela Schwartz

BACK OFFICE EVENTS                                                                    QUANTITY       SVC UNIT COST      TOTAL
Transactions Ticketed .............................................                     4790             [  *  ]        [  *  ]
Lost Ticket Applications ..........................................                       12             [  *  ]        [  *  ]
Exchange Transactions .............................................                      697             [  *  ]        [  *  ]
Voids .............................................................                      190             [  *  ]        [  *  ]
Refunds ...........................................................                      210             [  *  ]        [  *  ]
Debit Memos .......................................................                        3             [  *  ]        [  *  ]
Non-Air Invoices ..................................................                     1998             [  *  ]        [  *  ]

Total Back Office Events                                                                7900                            [  *  ]


ONLINE SUPPORT SERVICES                                              OCCURRENCES    TOTAL MINUTES    SVC. UNIT COST     TOTAL
Reservation Changes ...............................................     910            [  *  ]           [  *  ]        [  *  ]
Void Requests .....................................................     190            [  *  ]           [  *  ]        [  *  ]
Lost Ticket Notifications..........................................      12            [  *  ]           [  *  ]        [  *  ]
Cancellation Requests .............................................     210            [  *  ]           [  *  ]        [  *  ]
Hotel/Car Change Requests..........................................      61            [  *  ]           [  *  ]        [  *  ]
New Air Bookings ..................................................       3            [  *  ]           [  *  ]        [  *  ]
New Hotel/Car Bookings ............................................     199            [  *  ]           [  *  ]        [  *  ]
Misc. Support Requests* ...........................................     215            [  *  ]           [  *  ]        [  *  ]

OSS Totals                                                             1800            [  *  ]                          [  *  ]

FULFILLMENT MANAGEMENT FUNCTIONS...................................                                                     [  *  ]
Worldwide Car/Hotel Billings Fee ..................................

SUMMARY: OCTOBER CHARGES ..........................................                                                     [  *  ]
Previous Amount Due ...............................................                                                     [  *  ]
Payments Received .................................................                                                     [  *  ]
TOTAL AMOUNT DUE ..................................................                                                     [  *  ]



Make Check Payable to:              WorldTravel Partners
                                    6 West Druid Hills Drive
                                    Atlanta, GA 30329
                                    (404) 728-8787
                                    Attn: Accounting

                              WORLDTRAVEL PARTNERS
                          ONLINE FULFILLMENT SERVICES


MICROSOFT CORPORATION               MS SKU #.......
One Microsoft Way                   Invoice Date:              9-Nov-96
Redmond WA 98052-6399               Billing Period               Oct-96
Attn: Angela Schwartz


BACK OFFICE EVENTS                                    QUANTITY          SVC UNIT COST         TOTAL
Transactions Ticketed..............................     [ * ]             $    [ * ]       $   [ * ]
Lost Ticket Applications...........................     [ * ]             $    [ * ]       $   [ * ]
Exchange Transactions..............................     [ * ]             $    [ * ]       $   [ * ]
Voids..............................................     [ * ]             $    [ * ]       $   [ * ]
Refunds............................................     [ * ]             $    [ * ]       $   [ * ]
Debit Memos........................................     [ * ]             $    [ * ]       $   [ * ]
Non-Air Invoices...................................     [ * ]             $    [ * ]       $   [ * ]

Total Back Office Events...........................     [ * ]                                  [ * ]


ONLINE SUPPORT SERVICES             OCCURRENCES       TOTAL MINUTES     SVC UNIT COST         TOTAL
Reservation Changes..............       [ * ]                 [ * ]       $   [ * ]       $       [ * ]
Void Requests....................       [ * ]                 [ * ]       $   [ * ]       $       [ * ]
Lost Ticket Notifications........       [ * ]                 [ * ]       $   [ * ]       $       [ * ]
Cancellation Requests............       [ * ]                 [ * ]       $   [ * ]       $       [ * ]
Hotel/Car Change Requests........       [ * ]                 [ * ]       $   [ * ]       $       [ * ]
New Air Bookings.................       [ * ]                 [ * ]       $   [ * ]       $       [ * ]
New Hotel/Car Bookings...........       [ * ]                 [ * ]       $   [ * ]       $       [ * ]
Misc. Support Requests*..........       [ * ]                 [ * ]       $   [ * ]       $       [ * ]

OSS Totals.......................      [ * ]           $      [ * ]                       $       [ * ]

WORLDWIDE CAR/HOTEL BILLINGS FEE........................................................  $    [ * ]

Summary: October Charges................................................................  $    [ * ]
Previous Amount Due.....................................................................  $    [ * ]
Payments Received.......................................................................  $    [ * ]
TOTAL AMOUNT DUE........................................................................  $    [ * ]

Make Check Payable to:              WorldTravel Partners
                                    6 West Druid Hills Drive
                                    Atlanta, GA 30329
                                    (404) 728-8787
                                    Attn: Accounting

                              WORLDTRAVEL PARTNERS
                          ONLINE FULFILLMENT SERVICES

                           TRANSACTION DETAIL REPORT
                        NOVEMBER 01 - NOVEMBER 30, 1996

BACK OFFICE EVENTS

TRANSACTIONS TICKETED

         USER EMAIL ADDRESS              TRAVELER NAME        ITINERARY NUMBER      TRVL DATE    TKT AMT.    TAX       COMM. AMT
            USER ADDRESS                                          ITINERARY         NO. TKTS    ISS. DATE    A/L       DELIVERY

CITY                          STATE          ZIP
---------------------         -----    -------------------   -----------------      --------    ---------   -------    -----------
patjo@msn.com                          Johnson/Pat/Dale             1000233888       1/12/97     $ 820.00   $ 62.00       $  60.00
1000 99th St.                                                ATL-ORD/MDW-ATL               2      11/1/96    DL         X1
Madison                        VA                    99999           Comments:


mickeyd@ix.netcom.com                  McDonald/Ole                 1000372915      11/10/96     $ 299.00   $ 28.15       $  19.50
999 Harms Way                                                   SNA-SFO-SNA                1      11/4/96    US          M
Sweetwater                     DE                    11010           Comments:


mscarla@aol.com                        Cyrus/Carla                  1000372909      11/30/96     $ 402.00   $36.00        $  25.00
5550 Montford Hwy                                               ORD-PDX-ORD                1      11/4/96    UA          M
Dallas                         TX                    29999           Comments:



LOST TICKET APPLICATIONS


USER EMAIL ADDRESS         TRAVELER NAME        ITINERARY NUMBER       TRVL DATE    TKT AMT    LTA FEE   REASON
USER ADDRESS                                    ITINERARY              NO. LTAS    FILE DATE     A/L     REPLACEMENT TICKET ISSUED?
CITY                 STATE                 ZIP
-----------------    ----  -------------- ----- ----------------       ---------   ---------   -------   --------------------------
mscarla@aol.com             Cyrus/Carla               1000372909       11/30/96   $  402.00   $ 60.00   Never Delivered
5550 Montford Hwy                               ORD-PDX-ORD                    1    11/28/96     UA      N
Dallas                TX                  29999      Comments: 60.00 Fee will be due from MS in 90 days


         USER EMAIL ADDRESS              TRAVELER NAME        ITINERARY NUMBER      TRVL DATE    TKT AMT.    TAX       COMM. AMT
            USER ADDRESS                                          ITINERARY         NO. TKTS    ISS. DATE    A/L       DELIVERY

CITY                          STATE          ZIP
---------------------         -----    -------------------   -----------------      --------    ---------   -------    ---------
patjo@msn.com                          Johnson/Pat/Dale             1000645999       1/19/97    $  215.00   $ 15.00     $ 60.00
1000 99th St.                                                ATL-ORD/MDW-ATL               2     11/19/96    DL          X1
Madison                        VA                    99999           Comments:

                              WORLDTRAVEL PARTNERS
                          ONLINE FULFILLMENT SERVICES

                           TRANSACTION DETAIL REPORT
                         NOVEMBER 01-NOVEMBER 30, 1996

ONLINE SUPPORT SERVICES

RESERVATION CHANGES
      USER E-MAIL ADDRESS        TRAVELER NAME                 ITINERARY NUMBER      TRVL DATE
          USER ADDRESS                                            ITINERARY           NO. TKTS    ISS. DATE     A/L       DELIVERY
    CITY               STATE                         ZIP                              NEW TKT?     MINUTES
----------------------------------------------------------------------------------------------------------------------------------
patjo@msn.com                   Johnson/Pat/Dale                   1000233888        1/12/97                     DL         X1
1000 99th St.                                      99999    ATL-ORD/MDW-ATL                2       11/1/96
Madison                 VA                                          Comments:              Y           3.2


mickeyd@ix.netcom.com           McDonald/Ole                       1000372915        11/10/96
999 Harms Way                                                   SNA-SFO-SNA                 1       11/4/96      US         M
Sweetwater              DE                         11010            Comments:


mscarla@aol.com                 Cyrus/Carla                        1000372909        11/30/96
5550 Montford Hwy                                               ORD-PDX-ORD                 1       11/4/96      UA         M
Dallas                  TX                         29999            Comments:

MANUAL SCHEDULE CHANGES
     USER E-MAIL ADDRESS         TRAVELER NAME                ITINERARY NUMBER       TRVL DATE                METHOD        TYPE
         USER ADDRESS                                            ITINERARY           NO. TKTS     EVENT DATE    A/L       DELIVERY
   CITY                STATE                        ZIP                              NEW TKT?      MINUTES
----------------------------------------------------------------------------------------------------------------------------------

patjo@msn.com                   Johnson/Pat/Dale                   1000233888        1/12/97                   Call       UC
1000 99th St.                                               ATL-ORD/MDW-ATL                2      11/16/96       DL       X1
Madison                 VA                         99999            Comments:              Y           1.1

CANCELLATION REQUESTS
    USER E-MAIL ADDRESS         TRAVELER NAME                 ITINERARY NUMBER       TRVL DATE                REFUNDABLE?
        USER ADDRESS                                             ITINERARY           NO. TKTS     EVENT DATE      A/L     DELIVERY
  CITY                 STATE                       ZIP                                              MINUTES
----------------------------------------------------------------------------------------------------------------------------------
mscarla@aol.com                 Cyrus/Carla                        1000372909        11/30/96                     N
5550 Montford Hwy                                              ORD-PDX-ORD                  1     11/19/96        UA       M
Dallas                  TX                         29999            Comments:                          0.7

XYZ Company
PERIOD 1:   10/1/94 TO 12/31/94      PERIOD 2:   1/1/94 TO 12/31/94

AIRFARE ANALYSIS                         PERIOD 1            PERIOD 2
----------------                        -----------         -----------
FARE      FULL FARE                     $203,655.27         $800,424.22
SAVINGS   TICKET PRICE                  $106,375.06         $449,718.26
          AMOUNT SAVED                  $ 95,280.21         $350,705.96
          % SAVED                             46.79               43.82
FARE      LOW FARE                      $ 97,237.10         $406,240.37
LOST      FARE LOST                     $ 11,137.96         $ 43,477.89
          % LOST                               5.47                5.43
TOTAL     # OF TICKETS                          167                 737
          MILEAGE                           268,752           1,047,590
AVERAGE   TICKET PRICE                       648.95         $    610.20
          FLIGHT DISTANCE                     1,609               1,421
          COST PER MILE                 $      0.40         $      0.43
REFUNDS   # OF REFUNDS                           21                  77
          REFUND AMOUNT                 $(10,539.80)        $(42,235.22)
          AVERAGE REFUND                $   (501.90)        $   (548.51)

SEGMENT ANALYSIS                          # OF SEGS            AMOUNT
----------------                          ---------          ----------
ATLANTA, GA/RALEIGH/DURHA                        37           $6,638.65
RALEIGH/DURHA/ATLANTA, GA                        19           $2,353.65
CHARLOTTE, NC/RALEIGH/DURHA                      19           $3,149.62
PHILADELPHIA/RALEIGH/DURHA                       16           $3,645.27
CINCINNATI, OH/RALEIGH/DURHA                     16           $3,243.63

CAR ANALYSIS                              PERIOD 1            PERIOD 2
------------                             ----------          ----------
TOTAL     CAR COST                        $7,475.89          $31,558.96
          CARS RENTED                           111                 479
          CAR RENTAL DAYS                       187                 829
AVERAGE   CAR RATE                        $   39.98          $    38.07
          RENTAL DAYS                          1.68                1.73

TOP FIVE CAR CHAINS                       # OF DAYS            AMOUNT
-------------------                       ---------          ----------
BUDGET CAR                                      126           $4,864.18
AVIS CAR                                         31           $1,399.49
HERTZ                                            18           $  719.97
DOLLAR CAR                                        6           $  188.37
THRIFTY CAR                                       5           $  233.90

HOTEL ANALYSIS                            PERIOD 1            PERIOD 2
--------------                           ----------          ----------
TOTAL     HOTEL COST                     $15,604.97          $58,688.21
          ROOMS BOOKED                          129                 532
          ROOM NIGHTS                           187                 748
AVERAGE   HOTEL RATE                     $   187.00          $    78.46
          LENGTH OF STAY                       1.45                1.41

TOP FIVE HOTEL CHAINS                      $ OF NTS            AMOUNT
---------------------                      --------          ----------
HOLIDAY INNS                                     52           $4,427.13
MARRIOTT                                         15           $1,761.00
INDEPENDENT HTLS                                  9           $1,079.45
CTYRD BY MARRIOTT                                 8           $1,288.00
COMFORT INNS                                      7           $  522.00



                               Executive Summary


                 [AIRFARE PAID GRAPH]               [AVERAGE TICKET PRICE GRAPH]




                 [% SAVED/LOST GRAPH]                  [AVERAGE COST/MILE GRAPH]




               [CAR RENTAL DAYS GRAPH]                  [CAR EXPENDITURES GRAPH]



              [HOTEL ROOM NIGHTS GRAPH]                   [HOTEL EXPENSES GRAPH]

                                  XYZ Company

                               Department Summary

                              12/1/94 TO 12/31/94












                       [DEPARTMENT SUMMARY COMPANY CHART]












                    DEPT                       FULL FARE   LOW FARE   FARE PAID   FARE AVOID   FARE OVER
                    ----                       ---------   --------   ---------   ----------   ---------
0012 Administration..........................  $ 36,568    $ 17,744   $ 18,176     $ 18,392     $   432
0055 Facilities Management...................  $  5,903    $  2,494   $  2,494     $  3,409     $     0
0060 Plan....................................  $ 27,166    $ 14,113   $ 17,139     $ 10,027     $ 3,026
0082 Sales...................................  $252,903    $126,600   $133,785     $119,118     $ 7,185
0084 Service.................................  $ 82,500    $ 30,319   $ 31,355     $ 51,145     $ 1,036
0091 Maintenance.............................  $ 23,620    $ 11,237   $ 12,050     $ 11,570     $   813
0092 Planning & Design.......................  $114,141    $ 64,351   $ 67,023     $ 47,118     $ 2,672
0095 Finance.................................  $ 34,799    $ 18,106   $ 18,187     $ 16,612     $    81
                                               ========    ========   ========     ========     =======
Company Total................................  $577,599    $284,964   $300,208     $277,390     $15,245

                                  XYZ Company

                             Dollars Spent by Month

                               1/1/94 TO 12/31/94

                         [DOLLARS SPENT COMPANY CHART]

          MONTH NAME            TICKET PRICE   TICKET COUNT   AVERAGE TICKET   % TO TOTAL   # TKTS % TO TOTAL
          ----------            ------------   ------------   --------------   ----------   -----------------
Jan...........................  $ 42,853.58         77           $556.54          10.5%              9.5%
Feb...........................  $ 19,892.00         53           $375.32           4.9%              6.5%
Mar...........................  $ 41,189.18         89           $462.80          10.1%             10.9%
Apr...........................  $ 37,202.73         83           $448.23           9.1%             10.2%
May...........................  $ 40,440.44         78           $518.47           9.9%              9.6%
Jun...........................  $ 26,311.17         63           $417.64           6.5%              7.7%
Jul...........................  $ 26,336.31         51           $516.40           6.5%              6.3%
Aug...........................  $ 35,414.48         63           $562.13           8.7%              7.7%
Sep...........................  $ 40,007.89         69           $579.82           9.8%              8.5%
Oct...........................  $ 36,071.51         79           $456.60           8.9%              9.7%
Nov...........................  $ 27,953.86         52           $537.57           6.9%              6.4%
Dec...........................  $ 33,809.89         57           $593.16           8.3%              7.0%
                                -----------        ---           -------         -----             -----
TOTALS........................  $407,483.04        814           $500.59         100.0%            100.0%
                                ===========        ===           =======         =====             =====

                                  ABC COMPANY
                             HI-MARK TRAVEL SYSTEMS
                               TOP 100 CITY PAIRS
                              01/01/94 TO 09/30/94

---------------------------------------------------------------------------
RANK   MARKET   TICKETED   DL TICKETED   DL MKT    DL TOTALS     TOTAL SEG
        CITY    SEGMENTS    SEGMENTS     SHARE      DOLLARS        VALUE
---------------------------------------------------------------------------
  1    ATL-RDU    513          431        84.0%      64,288.63    74,233.24
  2    CLT-RDU    259                      0.0%                   18,540.03
  3    DFW-RDU    230           62        27.0%     $ 4,255.42    37,020.04
  4    PHL-RDU    155                      0.0%                   18,270.12
  5    ORD-RDU     97                      0.0%                   19,946.44
  6    CLT-GSP     94                      0.0%                  $ 7,144,50
  7    BOS-RDU     89                      0.0%                   15,677.99
  8    PIT-RDU     88                      0.0%                  $ 7,482.75
  9    DCA-RDU     76                      0.0%                  $ 6,305.53
 10    DFW-LAS     69           42        60.9%     $ 3,874.83   $ 7,354.78
 11    CVG-RDU     67           67       100.0%     $ 8,094.41   $ 8,094.41
 12    EWR-RDU     67                      0.0%                  $ 9,737.18
 13    CHA-CLT     64                      0.0%                  $ 6,739.16
 14    BWI-RDU     59                      0.0%                  $ 6,683.04
 15    ATL-CHA     57           53        93.0%     $ 5,323.65   $ 5,323.65
 16    MIA-RDU     46                      0.0%                  $ 2,948.17
 17    DTW-RDU     45                      0.0%                  $ 5,055.40
 18    ATL-DHN     44           44       100.0%     $ 7,797.28   $ 7,797.28
 19    ATL-GSO     43            4         9.3%     $     0.00   $ 2,120.08
 20    EYW-MIA     39                      0.0%                  $ 2,038.22
 21    GRR-PIT     35                      0.0%                  $ 6,485.45
 22    DEN-DFW     34            6        17.6%     $ 1,459.08   $ 6,800.85
 23    MDT-RDU     31                      0.0%                  $ 5,520.06
 24    GSP-RDU     30                      0.0%                  $ 3,870.82
 25    LGA-RDU     30                      0.0%                  $ 4,347.54
 26    BNA-RDU     29                      0.0%                  $ 5,419.54
 27    ATL-STR     28           28       100.0%     $ 5,559.00   $ 5,559.00
 28    ATL-GSP     27           27       100.0%     $ 4,121.78   $ 4,121.78
 29    LHR-PLH     26                      0.0%                  $ 2,476.80
 30    DFW-SJC     26            6        23.1%     $ 1,890.00   $ 5,559.13
 31    BWI-MDT     26                      0.0%                  $ 1,920.00
 32    ATL-LAS     26           26       100.0%     $     0.00   $     0.00
 33    RDU-TPA     25                      0.0%                  $ 2,754.51
 34    MDT-PHL     22                      0.0%                  $   242.73
 35    DFW-SFO     21            2         9.5%     $   370.92   $ 3,154.54
 36    MCO-RDU     21                      0.0%                  $ 2,071.79
 37    CVG-TOL     20           20       100.0%     $ 1,291.84   $ 1,291.84
 38    ORD-SJC     20                      0.0%                  $ 3,192.73
 39    CLE-RDU     19                      0.0%                  $ 3,612.70
 40    PHL-YYZ     18                      0.0%                  $ 1,679.00
 41    CLT-DTW     17                      0.0%                  $ 1,106.36
---------------------------------------------------------------------------

HI-M   (TRAVEL SYSTEMS)       AIR TRAVEL REPORT           07/01/94 TO 09/30/94
DEPT:  0081                                                            7 OF 57

         ISSUE       DEPART                                           FARE    REGULAR    LOWEST   FARE         FARE     FARE
INVOICE# DATE   A/P   DATE   ORIGIN          DESTINATION      FLIGHT  BASIS    FARE       PAID    PAID       AVOIDANCE OVERAGE CD

SIRUR/PRAKASH
SIRUR/PRAKASH   3 Transaction(s)   Average Advance Purchase Days =   1.33      4,022.46  2,783.46  2,783.46  1,239.00      0.00

WILLIAMS/MILTON G JR
097036   30-Sep 3   03-Oct   RALEIGH/DURHAM  ORLANDO, FL    AA  1049  H26SPL   1,124.00    470.00    470.00    654.00      0.00  B

                             ORLANDO, FL     MELBOURNE, FL         0
                    04-Oct   MELBOURNE, FL   ATLANTA, GA    DL   970  HSP6
                    04-Oct   ATLANTA, GA     RALEIGH/DURHAM DL   382  HSP6

094627   19-Aug 9   28-Aug   RALEIGH/DURHAM  CINCINNATI, OH DL   412  C/C6972  3,414.15  1,338.15  3,414.15      0.00  2,076.00  B
                    28-Aug   CINCINNATI, OH  FRANKFURT      DL    48  C/C6972
                    03-Sep   FRANKFURT       CINCINNATI, OH DL    49  C/C6972
                    03-Sep   CINCINNATI, OH  RALEIGH/DURHAM DL  1731  C/C6972

WILLIAMS/MILTON  2 Transaction(s) Average Advance Purchase Days  =   6.00      4,538.15  1,808.15  3,884.15    654.00      0.00
G JR

YATES/WILLY

096632   22-Sep 4   26-Sep   RALEIGH/DURHAM  GREENVILLE, S  AA  3279  V26SPL     803.00    218.00    218.00    585.00      0.00  B
                    28-Sep   GREENVILLE,  S  RALEIGH/DURHAM AA  3276  V26SPL

YATES/WILLY      1 Transaction(s) Average Advance Purchase Days  =   4.00        803.00    218.00    218.00    585.00      0.00

0081            12 Transaction(s) Average Advance Purchase Days  =   4.00     16,071.61  8,065.61 10,721.61  5,350.00  2,656.00

                             ADDENDUM NO. 1 TO THE
                               SERVICE AGREEMENT
                         BETWEEN MICROSOFT CORPORATION
                         AND WORLDTRAVEL PARTNERS, L.P.
                             DATED OCTOBER 9, 1996

         This Addendum No. 1 ("Addendum") to the Service Agreement between Microsoft Corporation ("MS") and WorldTravel Partners, L.P. ("WTP"), dated October 9, 1996, ("Agreement") is made and entered into as of October 22, 1996 ("Addendum Effective Date").

         The terms of this Addendum shall amend, modify and supersede to the extent of any inconsistencies, the provisions of the above-referenced Agreement. All provisions of the Agreement not so modified remain in full force and effect.

         Attachment 1 of Exhibit D of the Agreement is hereby replaced and superseded in its entirety by the attached.

         This Addendum does not constitute an offer by MICROSOFT. All signed copies of this Addendum shall be deemed originals. This Addendum shall be effective as of the Addendum Effective Date upon execution on behalf of WTP and MICROSOFT by the duly authorized representatives.



MICROSOFT CORPORATION                   WORLDTRAVEL PARTNERS, L.P.


                                        /s/ Danny B. Hood
------------------------------          -------------------------------------
By                                      By

                                        Danny B. Hood
------------------------------          -------------------------------------
Name (Print)                            Name (Print)


                                        President-Travel & Technology
------------------------------          -------------------------------------
Title                                   Title


                                        10/25/96
------------------------------          -------------------------------------
Date                                    Date



MICROSOFT FEE SCHEDULE                                    RUN RATE
                                            ------------------------------------
TOTAL                                                       [*] to
CHARGES                                        [*]          [*]           [*]
FIXED FEE EVENT CHARGES                                 FEE PER EVENT
                                            ------------------------------------
   1  Expedia only air ticket.........       $[*]          $[*]         $[*]
   2  PNR Rejected....................       $[*]          $[*]         $[*]
   3  Lost Ticket.....................       $[*]          $[*]         $[*]
   5  Exchange........................       $[*]          $[*]         $[*]
   6  Void............................       $[*]          $[*]         $[*]
   7  Refund..........................       $[*]          $[*]         $[*]
   8  Debit Memo......................       $[*]          $[*]         $[*]
   9  Hotel Chg w/Doc.................       $[*]          $[*]         $[*]
  10  Hotel Chg w/o Doc...............       $[*]          $[*]         $[*]
  11  Car Chg w/Doc...................       $[*]          $[*]         $[*]
  12  Car Chg w/o Doc.................       $[*]          $[*]         $[*]
  13  Hotel Reservation QC............       $[*]          $[*]         $[*]
  14  E Mail Inquiries................       $[*]          $[*]         $[*]
                                            ====================================

VARIABLE RATE EVENT CHARGES                     CHARGE PER TA/CSR MINUTE
                                            ----------------------------------
   1  Manual air booking    Note[A]          $[*]          $[*]         $[*]
   2  Business and Expedia Support           $[*]          $[*]         $[*]
   3  En route support & manual air changes  $[*]          $[*]         $[*]
   4  Difficult Email       Note[b]          $[*]          $[*]         $[*]
   5  Concierge services                     $[*]          $[*]         $[*]
   6  Promotional Event Support              $[*]          $[*]         $[*]
                                            ==================================





[a]   Total fee per manual ticket capped at [*]/ticket



[b] Difficult email defined as resolution exceeding [*] minutes. Total time allotted per difficult Email capped at [*] minutes

                                               CONTRACT NUMBER:________________

                              AMENDMENT NUMBER 1 TO
                   MICROSOFT CORPORATION/WORLD TRAVEL PARTNERS
                                SERVICE AGREEMENT


       This AMENDMENT NUMBER 1 is made to that certain MICROSOFT CORPORATION/ WORLDTRAVEL PARTNERS SERVICE AGREEMENT, effective as of October 9, 1996 (the "Original Agreement"), by and between MICROSOFT CORPORATION, a Washington corporation ("MS"), and WORLD TRAVEL PARTNERS, L.P., a Georgia Limited Partnership ("WTP"). This AMENDMENT NUMBER 1 is effective as of January 1, 1999 ("Effective Date of AMENDMENT NUMBER 1"), and is executed as of the latter of the two signature dates below ("Execution Date of AMENDMENT NUMBER 1"). The Original Agreement as amended by this AMENDMENT NUMBER 1 is hereby defined as the "Agreement."

       All initially capitalized terms shall have the meanings provided to them in the Original Agreement unless otherwise defined in this AMENDMENT NUMBER 1. The parties agree as follows:

1. To reflect the fact that WTP has assigned the Original Agreement to WorldTravel Technologies, L.L.C., a Georgia Limited Liability Company ("WTT") (which no longer has a direct relationship to WTP), and WTT has agreed to assume and perform all of the obligations of WTP under the Original Agreement, the parties therefore agree that this AMENDMENT NUMBER 1, together with a separate Guarantee Agreement between MS and WTP dated March 18, 1999, is intended to effect a change in the contracting parties to MS and WTT, and all references in the Original Agreement to "WTP" shall be construed as references to "WTT."

2. Section l(b) of the Original Agreement is amended and restated in its entirety as follows:

         "(b)      WTT may subcontract collection services to a third party so long as (i) MS, at its discretion, may elect at any time to assume responsibility for collection, (ii) WTT obtains MS, prior consent for settlements of bad debt that results in forgiveness of fifteen percent (15%) or more of the bad debt; and (iii) in the event the subcontracted collection services are not effective, WTT and MS shall discuss appropriate corrective steps. WTT may also select vendors to provide services relating to the Services so long as such vendors are not directly servicing customers of MS Travel. WTT shall remain fully responsible and accountable for the performance of its subcontractors and vendors. Unless otherwise expressly set forth in this Agreement, WTT will not otherwise subcontract any of its obligations hereunder without the prior written approval of MS."

3. Section 2(a) of the Original Agreement is amended and restated in its entirety as follows:



         "(a)     (i)      WTT shall pay and be solely responsible for all costs
         incurred in providing the Services under this Agreement indicated in Exhibit D as being "WTT Costs." MS shall pay and be solely responsible for all costs with respect to the Services indicated in Exhibit D as being "MS Costs." In the event that WTT Costs exceed an average of [*] per Ticket (as defined in Exhibit D) in any one calendar month after the Effective Date of AMENDMENT NUMBER 1, then MS agrees to pay to WTT the amount of the WTT Costs that exceed [*] per Ticket for such calendar month. WTT shall include a charge for the MS Costs and any excess WTT Costs (in the event that WTT incurs WTT Costs in excess of an average of [*] per Ticket in the calendar month), in the monthly statement described in Section 2(b)(iii) below and shall provide sufficient back-up to substantiate the charges.

                  (ii) Additionally, WTT shall be solely responsible for all Customer Charge-Backs as described in Exhibit D in an amount up to an average of [*] per Ticket in any calendar year. MS agrees to reimburse WTT for all Customer Charge-Backs that are in excess of an average of [*] per Ticket incurred in a calendar year (regardless of when the Customer Charge-Back may have been received by WTT). However, if a Customer Charge Back is received more than one calendar year after it was incurred, that Customer Charge Back will be attributed to the year it was received. In the event that the Customer Charge-Backs in any calendar year after the Effective Date of the AMENDMENT NUMBER 1 exceed an average of [*] per Ticket, WTT shall include a charge to MS for such excess Customer Charge-Backs along with sufficient back-up to substantiate such excess Customer Charge-Backs in the monthly statements described in Section 2(b)(iii) below during the subsequent calendar year.


                  (iii) MS agrees that it will request WorldSpan to make payments with respect to errors made by WorldSpan's system in connection with Tickets directly to WTT and will provide reasonable assistance to WTT (to the extent requested by WTT) to collect such amount directly from WorldSpan. If WorldSpan acknowledges the errors were made by its system in connection with Tickets, but in documentation submitted to WTT (and provided to MS) states that WorldSpan will not reimburse WTT the full amount for such errors because of separate financial or business arrangements with MS, then WTT shall invoice MS for such amounts within sixty (60) days after the end of the calendar year in which the WorldSpan payments were due."

4. Section 2(b) of the Original Agreement is amended and restated in its entirety as follows:

        "(b)   MS will pay WTT the following amounts:

                  (i) Within thirty (30) days after the Execution Date of AMENDMENT NUMBER 1, MS shall pay to WTT all amounts that are due to WTT, as of the Effective Date of AMENDMENT NUMBER 1, in connection with the Original Agreement.


                   (ii) MS shall pay an initial advance against the fees for the Services as set forth in Exhibit D (the "Fees"), which amount shall be equal to [*] multiplied by three times the greatest total number of Tickets (as defined in Exhibit D) sold by WTT in connection with the Services in a calendar month during the six-month period immediately prior to the Effective Date of AMENDMENT NUMBER 1 (the "Initial Advance"). MS shall pay the Initial Advance to WTT within thirty (30) days after the Execution Date of AMENDMENT NUMBER 1.


         (A) The Current Advance Balance (as defined below) shall be applied against any earned Fees during the last three months immediately prior to the end of the term of this Agreement, subject to paragraph 8 of this AMENDMENT NUMBER 1. At the end of each calendar month during the three (3) month period immediately prior to the end of the term of the Agreement, WTT will provide MS with a statement setting forth the total number of Tickets sold that calendar month in connection with the Services and the applicable Fees. The statement shall include information sufficient to discern how the Fees were calculated and shall be in a format to be provided by MS. If the statement indicates that the Fees for that calendar month exceeded any funds remaining in the Current Advance Balance then MS shall pay, within thirty (30) days after receipt of the statement, any additional amount of Fees that may properly be due, and the Current Advance Balance shall be deemed exhausted.

         (B) At the end of each calendar year during the term of the Agreement, the parties shall agree to adjust the Current Advance Balance in an amount calculated as follows ("Advance Adjustment"): the difference between the applicable Fee at the end of such calendar year multiplied by three times the greatest total number of Tickets sold in connection with the Services in a calendar month during the six-month period immediately prior to the end of such calendar year minus the Current Advance Balance. In the event that the above calculation of the Advance Adjustment results in a negative number, then WTT will refund the amount represented by that negative number to MS within thirty (30) days, and the Current Advance Balance will be deemed reduced by the amount of such refund.

                  WTT shall invoice MS for the applicable Advance Adjustment, if any, in the first month's statement in the new calendar year in accordance with Section 2(b)(iii).

         (C) For the purpose of this Section the sum of the Initial Advance and any Advance Adjustment then in effect, less any refund to MS pursuant to Section 2(b)(ii)(B) and less any offsets pursuant to Section 2(b)(ii)(A), is defined as the "Current Advance Balance."

         (iii) MS shall pay WTT the Fees as set forth in Exhibit D (except with respect to the last three months immediately prior to the end of the term of this Agreement, which period is covered in Section 2(b)(ii) above). WTT shall invoice MS on a monthly basis, on or before the 15th day of the month following the month for which the Fees (and any applicable MS Costs or Customer Charge-Backs) are being invoiced. The invoice shall include a statement setting forth the total number of Tickets sold that calendar month by WTT in connection with the Services and the applicable Fees and any applicable MS Costs or Customer Charge-Backs for which MS is responsible in accordance with Section 2(a) of the Agreement. The statement shall include information sufficient to discern how the Fees were calculated and shall be in a format to be provided by MS. MS shall pay the amount indicated in the invoice within thirty (30) days after receipt of the invoice. Late payments shall accrue interest at a rate of one percent (1%) per month unless MS notifies WTT that MS disagrees with the calculation of the invoiced amount. In the event taxes are required by any U.S. (state or federal) or foreign government to be withheld on payments made hereunder by MS to WTT, MS may deduct such taxes from the amount owed WTT and pay them to the appropriate taxing authority. MS shall in turn promptly secure and deliver to WTT an official receipt for any taxes withheld. MS will use reasonable efforts to minimize such taxes to the extent permissible under applicable law."

5.       Section 2(c) of the Original Agreement is deleted in its entirety.

6. Section 8(a) is amended to extend the term of the Agreement for a period of five (5) years after the Effective Date of AMENDMENT NUMBER 1 unless earlier terminated by either party as provided in this
Agreement.

7.       Section 8(b) is amended and restated in its entirety as follows:

         "(b)     MS may, in its sole discretion, terminate this Agreement
         without cause with one hundred and eighty (180) days' prior written notice to WTT. In the event of such termination solely for the convenience of MS (and in no other event of termination), MS agrees to pay WTT the amount indicated below.

               Effective date of termination
               (in terms of months after the Effective Date
               of AMENDMENT NUMBER 1)                          Amount
               --------------------------------------------    ------

               0-12 months                                     18 Average Month's Fees
               13-24 mouths                                    12 Average Month's Fees
               25-36 months                                    9 Average Month's Fees
               37-48 months                                    6 Average Month's Fees
               48-60 months                                    3 Average Month's Fees

        An "Average Month's Fees" shall be determined by averaging the actual Fees paid by MS for the six (6) months immediately prior to the effective date of termination. The parties agree that this amount is a fair and reasonable estimate of liquidated damages, and is not intended as a penalty for termination. Additionally, MS may terminate this Agreement (i) immediately with written notice to WTT in the event MS ceases to directly and solely operate and control the MS Travel service for U.S. consumers, or (ii) with one hundred eighty (180) days' prior written notice to WTT in the event MS sells a majority or more of the MS Travel assets to a third party, provided, however, that in either case such termination event shall not be considered a termination for convenience by MS.

         Any amounts that may be owed by MS pursuant to this Section 8(b) shall be paid within sixty (60) days after the effective date of termination."

8. The following sentence shall be added at the end of Section 3(g) of the Original Agreement:

         "(g)     (iii)    In addition, within sixty (60) days after the
         effective date of termination or expiration of this Agreement, the parties shall reconcile all accounts hereunder and WTT shall promptly refund and return to MS any unearned portion of the Current Advance Balance and MS shall promptly pay to WTT any amounts that it may property owe to WTT in accordance with this Agreement."

9. Section 9 of the Original Agreement is amended and restated in its entirety as follows:

        "Default in Performance and Remedies. During the term of this Agreement:

                  (a) In the event WTT breaches the provisions of Section 10 or if MS or WTT receives a notice of complaint from ARC as a result of WTT's acts or omissions, such breach will justify termination for cause, and MS may terminate this Agreement immediately with no further obligation to WTT.

                  (b) In the event WTT fails to meet the performance requirements as specified in this Agreement and Minimum Service Criteria set forth in Exhibit C (the "Service Process Requirements"), MS shall give WTT notice of such non-compliance and WTT shall have 24 hours after receipt of such notice to correct such non-compliance. WTT shall take all reasonable actions to correct such noncompliance as soon as practicable.

                  (c) In the event there is a continued failure by WTT to meet the Service Process Requirements within the time period referred to in Section 9(b), WTT shall, at MS' request, provide a corrective action plan within forty-eight (48) hours, including training and staffing plans, to MS for approval. MS shall review and approve such corrective action plan or provide reasonable required changes to WTT within five (5) business days from its receipt of such plan.

                  (d) In the event the Service Process Requirements are not met by WTT within the time period set forth in any corrective action plan, as approved or changed by MS, MS shall have the option to require WTT to pay MS an amount equaling 10% of average daily gross revenues earned by WTT pursuant to this Agreement (such average to be based upon the period of three (3) months prior to the date of MS' exercise of its option to collect liquidated damages pursuant to this Section 9(d)), as liquidated damages and not as penalty, for each additional day WTT fails to meet such Service Process Requirements. Such accrual of liquidated damages shall terminate upon the termination or expiration of this Agreement; however, the obligation to pay such accrued liquidated damages shall continue until paid.

                  (e) In the event the Service Process Requirements are not met by WTT within the time period set forth in any corrective action plan, as approved or changed by MS, MS shall have the right to terminate this Agreement for cause, with no further obligation to WTT under this Agreement.

                  (f) Any liquidated damages described in this section shall be deducted from amounts due to WTT under Section 2 and Exhibit
         D. WTT shall pay directly to MS any liquidated damages in excess of such amounts due. The calculation of payments of liquidated damages shall be made as part of the regular monthly invoice described in
         Section 2, and WTT shall have 30 days from the date of such invoice to make any required payments to MS.

                  (g) All remedies set forth in this section shall be in addition to and not in lieu of any other remedies available to MS under this Agreement at law or in equity."

10. The references to GTS (Global Travel Services) in the Original Agreement are hereby deleted and shall be replaced with another subcontractor to WTT (which subcontractor shall be approved in writing by MS, which approval will not be unreasonably withheld) to perform the Services in Canada in accordance with Section 11 of the Agreement. The first sentence in Section 11(b) of the Original Agreement is amended to delete the terms "event-based," and the parties agree that the terms set forth in this AMENDMENT NUMBER 1 shall apply to the Services with respect to the Canadian version of MS Travel.

11. Section 14(f) of the Original Agreement is amended and restated in its entirety as follows:

         "(f)     The rights and obligations hereunder shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, provided any rights or obligations hereunder shall not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing restriction with respect to assignment,
         (i) MS may assign this Agreement to an entity that will control a majority of the MS Travel business without the prior written consent of WTT and (ii) if WTT is reorganized into another form of entity with the effect that the new entity owns substantially all of the current assets and business of WTT and that the new entity is controlled (directly or indirectly) by the same person(s) as currently control WTT or if WTT effects an initial public offering of shares of its stock, this Agreement may be assigned to such new entity without prior written consent of MS."

12.      A new Section 14(l) is added as follows:

         "(l)     In order to reduce costs associated with the provision of the
         Services, MS agrees to make certain changes to MS Travel as described in and on the schedule set forth in Appendix 1 to this AMENDMENT NUMBER
         1. Such changes will be subject to the conditions outlined in Appendix
         1. WTT may also participate in and provide input at appropriate meetings for the purpose of identifying ways to reasonably reduce the costs of providing the Services. MS shall control the prioritization, timing and method for considering WTT's suggestions or input. MS has agreed to a policy whereby hard copy receipts for E-Tickets may be eliminated by December 6, 1998 and replaced with electronic receipts and MS agrees that it will not take actions on MS Travel that will materially and negatively impact the number of E-Tickets. However, WTT will place an appropriate phone number in the email so that customers may request paper receipts if customers need them."

13.      A new Section 12(m) is added as follows:

         "(m)     The parties will discuss in good faith appropriate
         opportunities to feature WTT services in the "tour and cruise" category in the Expedia Travel Network program. Additionally, MS agrees that it will inform WTT when MS will need travel fulfillment services for international version of MS Travel and will provide WTT with reasonable time period (not to exceed thirty (30) days) to first offer to provide such fulfillment services."

14.      A new Section 12(n) is added as follows:

         "(n)     In the event that WTT secures additional revenue resulting from base commissions exceeding the published Internet commission rate for air tickets, the parties agree that such additional revenue shall be divided as follows: eighty percent (80%) to MS and twenty percent (20%) to WTT. In the event that WTT secures other additional revenue during the term of the Agreement in connection with the Services provided to MS Travel, the parties agree that MS shall receive one hundred percent (100%) of such other additional revenue. Both parties understand that it may be necessary for WTT to use an ARC number different from the current ARC number owned by MS for purposes of collecting additional commission. Additionally, in the event of a material airline industry reduction in base commissions for either online or offline agencies that negatively and significantly impacts either party, both parties shall agree to re-evaluate the economic terms of this Agreement in accordance with Section 15 of the Agreement."

15.      A new Section 15 is added to the Agreement as follows:

         "MS and WTT agree that in the event that there are (i) significant economic changes in the travel industry, (ii) material changes in the scope of work contemplated by this Agreement, or (iii) global political events that significantly affect the travel industry and such changes or events significantly and adversely impact the economic terms of this Agreement, then the parties will agree in good faith to re-negotiate new economic terms for this Agreement in light of such change or event. If the parties fail to agree upon new economic terms the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Rules, with each party bearing its own expenses with respect to the mediation. Notwithstanding the foregoing paragraph, the parties acknowledge that nothing herein shall limit in any manner the ability of either party to terminate the Agreement in accordance with Section 8(b) of the Agreement and that any such termination shall not be considered a breach of the mediation provision set forth in this paragraph."

16. Section 14(i) of the Original Agreement is amended and restated as follows.

         "(i)      If either party is unable to perform under this Agreement due to circumstances or causes beyond its control that (i) it could not by reasonable diligence have avoided and (ii) are not the same as the circumstances or causes described in Section 15, such party shall have the option, without liability, of suspending performance of its obligations under this Agreement for the duration of such contingency upon written notice to the other party. However, either party may terminate this Agreement upon written notice to the other party in the event that such other party has suspended performance of its obligations under this Agreement for more than thirty (30) days, provided however, such termination, if effected by MS, shall not be considered a termination of convenience."

17.      Section 4 of Exhibit B (MS Deliverables) is deleted in its entirety.

18. Section 10(c) of the Original Agreement is amended and restated in its entirety as follows:

         "(c)     WTT shall not issue any press release or advertising
         concerning WTT's relationship with MS without MS' prior written consent, except if WTT or a successor entity becomes a publicly traded company, and publicity is necessary, in the opinion of counsel, to comply with the requirements of (i) any stock exchange on which the shares of WTT or such successor entity may be listed or (ii) any law, governmental regulation or order; and even then only after making a reasonable effort to consult with MS as to the contents of any such publicity. The limitations in this Section 10(c) are not intended to restrict WTT's ability to make any filings with the US Securities and Exchange Commission or similar state agencies that may be legally required if WTT or a successor entity becomes publicly traded."

19. Exhibit C (Service Process Requirements) is amended and restated in its entirety set forth in the new Exhibit C attached hereto.

20. Exhibit D (Payments) is amended and restated in its entirety as set forth in the new Exhibit D attached hereto.

All other terms not expressly amended herein shall remain in full force and effect as set forth in the Original Agreement.



MICROSOFT CORPORATION                            WORLDTRAVEL TECHNOLOGIES, L.L.C


/s/                                              /s/ John C. Alexander
-------------------------------                  -------------------------------
By                                               By

/s/ Richard Barton                               /s/ John C. Alexander
-------------------------------                  -------------------------------
Richard Barton                                   John C. Alexander
Name (Print)                                     Name (Print)


General Mgr. Travel Bus. Unit.                   Chief Executive Officer
-------------------------------                  -------------------------------
Title:

4/1/99                                           3-26-99
-------------------------------                  -------------------------------
Date                                             Date

                    EXHIBIT C - SERVICE PROCESS REQUIREMENTS

1. MINIMUM SERVICE CRITERIA: The Minimum Service Criteria (which are indicated as averages on a calendar month basis) from the Effective Date through December 2001 are set forth below. The Minimum Service Criteria shall apply so long as the phone and email ratios (averaged on a calendar month basis) are equal to or less than the phone and email ratios set forth in part 2 of Exhibit D. The parties further agree that Call Backs shall not exceed ten percent (10%) of all phone calls in any hour in connection with the Service. If the average phone ratio for a calendar year is less than the phone ratio set forth in part 2 of Exhibit D, then the "Percentage of Call Backs" set forth below shall be decreased on a pro-rata basis for the following calendar year. The parties agree that none of the liquidated damages and termination provisions of Section 9 will apply to WTT (xx) if the Minimum Service Criteria are not in effect because the phone and email ratios (average for the calendar month) are greater than the phone and email ratios set forth in part 2 of Exhibit D, or (yy) if the applicable MS forecast report provided to WTT for the calendar month (as described in paragraph 2(b) of this Exhibit C) underestimated the actual number of Tickets to be sold during the month by more than twenty percent (20%). The Minimum Service Criteria for the last two years of the Agreement shall be determined at the same time as when the Fees for the last two years of the Agreement are determined in accordance with part 2 of Exhibit D, provided however, that at no time during the term of the Agreement shall the new Minimum Service Criteria Goals be less than the Minimum Service Criteria set forth below.



                METRIC                       MINIMUM SERVICE CRITERIA
---------------------------------------------------------------------
            Service Level -                            [*]%
       % of Calls Answered [*]
---------------------------------------------------------------------
            Abandon Rate -                             [*]%
       % of Call Abandon [*]
---------------------------------------------------------------------
      Percentage of "Call Backs" -                     [*]%
% of Calls Answered as CB w/CBs made in
                  [*]
---------------------------------------------------------------------
     Call Backs Customer Survey -                      [*]%*
 % of Respondents "Satisfied" to "Very
              Satisfied"
---------------------------------------------------------------------
         E-mail Response [*]                          [*] Hours
---------------------------------------------------------------------
     Call Center Customer Survey -
 % of Respondents "Satisfied": to "Very
              Satisfied":
         - Overall Experience                          [*]%
-
       - Agent's Professionalism                       [*]%
---------------------------------------------------------------------


     * The liquidated damages and termination provisions of Section 9 shall not apply in the event that WTT fails to satisfy the "Call Backs Customer Survey" Minimum Service Criteria. However, if WTT fails to satisfy the "Calls Backs Customer Survey" Minimum Service Criteria in any calendar month, then the parties shall promptly discuss and agree upon an appropriate corrective action to be implemented by WTT.

2. SERVICE CRITERIA GOALS; CONSEQUENCES FOR EXCEEDING OR FAILING TO MEET THE SERVICE CRITERIA GOALS: The Service Criteria Goals (which are indicated as averages on a calendar month basis) from the Effective Date through December 2001 are set forth below. The Service Criteria Goals shall apply so long as the phone and email ratios (averaged on a calendar month basis) are equal to or less than the phone and email ratios set forth in part 2 of Exhibit D. The parties agree that the liquidated damages and termination provisions set forth in Section 9 shall not apply in the event WTT fails to satisfy these Service Criteria Goals. The Service Criteria Goals for the last two years of the Agreement shall be determined at the same time as when the Fees for the last two years of the Agreement are determined in accordance with part 2 of Exhibit D, provided, however, that at no time during the term of the Agreement shall the new Service Criteria Goals be less than the Minimum Service Criteria set forth above.


                METRIC                       1999 GOALS       2000 GOALS        2001 GOALS
------------------------------------------------------------------------------------------
 Call Backs Customer Survey -                   [*]              [*]               [*]
 % of Respondents "Satisfied" to "Very
 Satisfied"
------------------------------------------------------------------------------------------
 E-mail Response ([*] SL)                    [*] Hours        [*] Hours         [*] Hours
------------------------------------------------------------------------------------------
 Call Center Customer Survey -
 % of Respondents "Satisfied" to "Very
 Satisfied":
 -   Overall Experience                         [*]%              [*]%              [*]%
 -   Agent's Professionalism                    [*]%              [*]%              [*]%
------------------------------------------------------------------------------------------

     (a) If WTT in any calendar month exceeds all the Service Criteria Goals set forth above or other service criteria set from time to time by the parties, then MS shall pay [*] per Ticket sold during that calendar month ("Incentive Amount"). The Incentive Amount shall be matched by WTT and the total sum shall be allocated by WTT for "rewards" or "incentives" for those WTT employees who directly or indirectly provide the Services. Within fifteen (15) days after the end of each calendar month during the term of the Agreement, WTT shall invoice MS for any Incentive Amount that WTT may have earned during the calendar month. WTT shall include a statement in sufficient detail to determine the calculation of the Incentive Amount. MS shall pay the Incentive Amount within thirty (30) days after receipt of the applicable invoice. WTT shall additionally provide MS with reports on a calendar month basis detailing how prior Incentive Amounts were distributed to WTT employees.

     (b) If WTT in any calendar month fails to satisfy the Services Criteria Goals set forth above or other service criteria set from time-to-time by the parties, then in addition to any other rights and remedies that MS may have, WTT shall pay [*] per Ticket sold during that calendar month ("Penalty Amount"). Within fifteen (15) days after the end of each calendar month during the term of the Agreement, WTT shall pay MS any Penalty Amount that WTT may owe to MS during the calendar month and shall include a statement in sufficient detail to determine the calculation of the Penalty Amount. Notwithstanding the foregoing, however, no Penalty Amount for a calendar month shall be owing to MS if the applicable MS forecast report provided to WTT for that month, which MS will provide to WTT at two months prior to the commencement of that month, underestimated the actual number of Tickets to be sold during the month by more than twenty percent (20%) or the average phone and email ratios for the calendar month are greater than the phone and email ratios set forth in part 2 of Exhibit D.


3. WTT shall provide MS with daily reports regarding WTT's performance of the Service in accordance with the Minimum Service Criteria and the Service Criteria Goals.

                        EXHIBIT D - TICKETS/FEES/COSTS

1. Definition of "Ticket"; all air tickets sold on MS Travel, less voids, based upon reports received from ADS (WTT back office accounting system.) By way of example, if during a given month there were 100 tickets ordered, but 10 Tickets were voided, then the total of Tickets which will appear on the ADS Report will be 90. The payment of fees shall only apply to these 90 Tickets. By way of further example, if during a given month there are 100 Tickets issued, but 5 of the Tickets were refunded, the total of Tickets for the month, against which fees would be charged would be charged would be 100. The ADS Report for that month would also show 100 Tickets even though commission was only being received on 95 Tickets. As long as refunds do not exceed 1% of Tickets in which case the parties will discuss how the split of costs above that level.

2.   Fees for Services

     (a)  Fees through September 30, 2001:


     November 1, 1998 - June 30, 1999        $[*] per Ticket plus $[*],
                                             due 30, days after the Execution
                                             Date of AMENDMENT NUMBER 1
     July 1, 1999 - June 30, 2000            $[*] per Ticket
     July 1, 2000 - September 30, 2001       $[*] per Ticket

     The Fees are based upon reasonable contact rations (phone ration of 0.5 (call-backs not included) and email ration of 0.4 contacts per Ticket averaged over a calendar month). Fees for Services above these levels will during the full term of the Agreement carry a $[*] per minute surcharge for the phone time and $[*] per additional email.


     (b) Fees for Services after September 30, 2001 and the remaining term of the agreement shall not exceed $5.00 per Ticket and will be calculated as follows:


     (i) DETERMINATION OF BASE COSTS: "Base Costs" shall be the lesser of $[*] or the average WTT Cost per Ticket for the period January 1, 2001 through December 31, 2001. by the end of the first calendar quarter of 2002, WTT and MS shall determine the Base Cost.


          In addition to rights under the Original Agreement, starting from September 30, 2001 and during the remaining term of the Agreement, MS shall have the right to audit WTT's records relating to WTT Costs and the determination of Base Cost. The MS finance team may conduct the audit and MS shall bear the costs of the audit. MS at that time may determine the appropriate costs basis (e.g., fully allocated or variable) in its sole discretion for setting the Base Cost. the same method will be used for both the base and subsequent periods.


     (ii) FEE FOR OCTOBER 1, 2001 - JUNE 30, 2002; FEE FOR JULY 1, 2002 - JUNE 30, 2003: For the period October 1, 2001 through June 30, 2002, if the average WTT Cost per Ticket (measured as the average of WTT Costs for the calendar months March, April and May 2002) is less than the Base Costs, MS shall determine the difference (the "Difference"), and the new Fee shall be set as [*] minus [*] of the Difference. (For example: the Fee per Ticket is [*], and if the average WTT Cost per Ticket is $[*], and the Base Cost $[*], then the new Fee will be [*] per Ticket ([*] - ([*] base - $[*] costs = $[*] cost reduction * 50% savings share)). Alternatively, if the WTT Cost per Ticket is equal to or greater than the Base Costs, then there will be no adjustment to the Fee. (For example: the Fee per Ticket is $[*] and the average WTT Cost per Ticket is $[*], then the new Fee will remain $[*] per Ticket.)


          The new Fee shall apply to the Tickets sold between October 1, 2001 through June 30, 2002. A retroactive credit of the Difference times the number of Tickets sold between

             October 1, 2001 through June 30, 2002 will be paid by WTT to MS on or before July 31, 2002.

             This new Fee shall also apply to Tickets sold during the period July 1, 2002 through June 30, 2003.

     (iii) Fee for July 1, 2003 - December 31, 2003: To determine the Fee for the period July 1, 2003 through December 31, 2003, the parties shall again perform the calculation described in the preceding paragraph 2(B)(ii) for the new period, using the same figure for Base Cost but using the average WTT Cost per Ticket for the calendar months March, April and May, 2003.

     (iv) Notwithstanding any language in this paragraph, the parties agree that at any time after September 30, 2001 and during the remaining term of the Agreement, if the Fees are above the competitive market rates, the parties shall renegotiate the Fees so that the new Fees are competitive with the then-current market rates.

3.    COSTS

     (a) MS shall bear the costs for the following items in connection with the Services ("MS Costs"):

     Costs for recalls of commissions; customer payouts and debit memos each to the extent associated with application issues; costs generated directly from MS decisions to ignore vendor demanded terms, like DL requiring instant ticketing; costs for credit card clearing service; and costs for establishment and maintenance of the lockbox and bank account to be used by WTT as described in Exhibit A. Additionally, if WorldSpan charges WTT for costs directly related to MS Travel (e.g., printers, gateways, fileservers, hits, line charges, Tas), MS will pay WorldSpan or reimburse WTT for these expenses accrued after WTT changes the ownership of the WorldSpan SID to MS and provides MS with written confirmation of such change in ownership.

     (b) WTT shall bear all traditional costs associated with providing the Services ("WTT Costs"). Traditional costs are all costs that have been borne by WTT and MS as of the Execution Date of the AMENDMENT NUMBER 1 except for the MS Costs defined above.

     (c) "Customer Charge-Backs" in connection with the Services is defined as follows:

     customer charge-backs related to (i) credit card charges that are denied or rejected by the credit card issuer, or (ii) customer fraud. All Customer Charge-Backs must be documented in either debit memos or letter from credit card issuers.


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



                                   APPENDIX 1

                              CHANGES TO MS TRAVEL

Within sixty (60) days after the Execution Date of AMENDMENT NUMBER 1 and each anniversary after the Effective Date thereafter, WTT shall present its list of requested product changes to MS. MS will commit up to 10,000 hours in MS Travel changes requested by WTT and agreed to by MS (annually approximately 2,000 hours) provided, however if a proposed change is strategic to the business of MS Travel then MS shall determine, in its sole discretion, whether to make the proposed change. MS will deliver this value through up to 10 text changes on the site and two (2) feature changes on the site per year on a schedule to be reasonably agreed upon by the parties. MS will be solely responsible for estimating the number of hours associated with building and implementing The MS Travel product changes and determining the appropriate manner in which to build and implement such changes.

















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